UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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IPG Photonics Corporation
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2024
ANNUAL MEETING

PROXY STATEMENT & NOTICE OF ANNUAL MEETING

JUNE 18, 2024

IPG PHOTONICS®

Notice of Annual Meeting of Stockholders

DATE AND TIME June 18, 2024 10:00 a.m. (Eastern Time)	LOCATION IPG Photonics Corporation 377 Simarano Drive Marlborough, Massachusetts 01752	WHO CAN VOTE Only stockholders of record at the close of business on April 29, 2024 may vote at the Annual Meeting
Voting Items

Proposals		Board Vote Recommendation		For Further Details
1	Election of eleven directors named in this proxy statement	✓	FOR each nominee	Page 8
2	Advisory Vote to Approve our Executive Compensation	✓	FOR	Page 33
3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024	✓	FOR	Page 53
Stockholders will also transact any other business that may properly come before the meeting.
You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you promptly vote your shares.
By order of the Board of Directors
IPG PHOTONICS CORPORATION
ANGELO P. LOPRESTI
Secretary
April 29, 2024
Marlborough, Massachusetts
How to Vote

INTERNET Go to www.investorvote.com/ipgp or scan the QR code contained in the attached proxy card	TELEPHONE 1-800-652-VOTE (8683)	MAIL Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

As permitted by the rules of the United States Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and Annual Report on Form 10-K available to stockholders electronically via the Internet at investor.ipgphotonics.com. On or about May 9, 2024, we will mail to most of our stockholders a notice (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notifications of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about May 9, 2024.

2024 Annual Letter
We continue to focus on our strategy to diversify revenue away from flat sheet cutting in China and grow new products and applications by disrupting existing laser and non-laser technologies. We have a large addressable market in materials processing applications with continued adoption of lasers, and are also exploring new markets and applications where fiber lasers can replace existing tools by improving efficiency, productivity, or enabling technological breakthroughs for our customers. Our technologies are highly relevant to major macro trends, including automation and customer focus on increasing efficiency and reducing environmental impacts.
Our total revenue declined 10% in 2023 as global uncertainties continued to impact industrial demand and capital spending around the world. Revenue in China declined 26% and revenue outside of China was down 2%. I am pleased that revenue in all of our focus areas, such as welding, e-mobility and medical delivered another year of growth and record results. Emerging growth product sales contributed 46% of our total revenue at the end of 2023, unchanged compared to the prior year. Demand for many of these products is driven by global investments in e-mobility and renewable energy, which weakened as the year unfolded. Additionally, sales in flat sheet cutting applications continued to decline as a result of low end-market demand and increased competition in China.
Welding was IPG’s largest application and grew 13% year over year. Welding sales benefited from a rollout of the handheld welder in Europe and increasing adoption of the real-time monitoring and integrated laser welding systems by customers. We are expecting that the adoption will continue this year as laser welding is capable of replacing traditional welding across most industries by providing higher quality and faster process for a broad range of materials.
In e-mobility, IPG remains well positioned to benefit from a global build-out of battery capacity for electric vehicles and our e-mobility sales increased to a new record level and accounted for slightly more than 20% of the total revenue as growth picked up in the U.S., Japan and Korea. We remain optimistic about continued adoption of electric vehicles worldwide and additional investments in battery production in the future. Medical also delivered record revenue, increasing sales by 2% despite inventory management by a large customer. The growth was driven by higher demand outside of North America and growth in disposable medical fibers. We are working on a number of new products that we expect to come to market in the next 2-3 years.
A number of our applications are driven by environmental benefits. Our laser cleaning continued to gain momentum. Laser cleaning is a more environmentally friendly alternative to chemicals and blast media, so many customers are looking at this technology to comply with new regulations. Additionally, we launched a new surface treatment application this year, laser drying, which is built to replace conventional ovens and save energy costs, targeting customers in e-mobility, coatings, and food processing industries.
IPG continued to generate strong cash flow. We finished the year with approximately $1.2 billion in cash and no debt. In 2023, we spent $99 million on research and development and $79 million on net investment in capital expenditures. At the same time, we continued to return capital to shareholders through share repurchases and bought back $223 million of IPG stock.
I would like to thank our dedicated team for continued effort overcoming challenging market conditions and delivering strong execution in a weak environment.

We continue to focus on our strategy to diversify revenue and grow new products and applications by disrupting existing laser and non-laser technologies.
I am pleased that revenue in all of our focus areas, such as welding, e-mobility and medical delivered another year of growth and record results.

EUGENE SCHERBAKOV, PH.D. Chief Executive Officer April 29, 2024

2     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we intend that such forward-looking statements be subject to the safe harbors created thereby. For this purpose, any statements contained in this Proxy Statement except for historical information are forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The forward-looking statements included herein are based on current expectations of our management based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to accurately predict and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Factors that may cause or contribute to such differences include, but are not limited to, those discussed in more detail in the section titled “Risk Factors” and elsewhere in our Annual Report and other filings with the SEC. We undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About IPG

Financial Performance Highlights

NET SALES	OPERATING INCOME

$M
$1500
$1200
$900
$600
$300
$0
1,461
1,430
1,287
FY'21
FY'22
FY'23

Welding Revenue	Return of Capital to Stockholders
$223M Repurchased 2.1 million shares
•Net sales declined 10% in 2023 due to lower industrial demand around the world and continued challenging operating environment in China. The strength of the U.S. dollar reduced net sales by 2%.
•Welding revenue reached a new record, remaining our largest application and contributing 36% of our total revenue in 2023. We benefited from growth in e-mobility, increased sales in handheld welder and further adoption of real-time monitoring by customers.
•Emerging growth products contributed 46% of total revenue in the fourth quarter of 2023, unchanged compared to the prior year, impacted by slowdown in global investments in e-mobility and renewable energy in the second half of the year.
•Gross margin increased in 2023, driven by the absence of inventory provisions and related charges that negatively impacted gross margin in 2022.
•Cash flow increased in 2023 with IPG generating operating net cash of $296.0 million an increase of $83.4 million over 2022.
•IPG finished the year with a strong balance sheet, with cash, cash equivalents and short-term investments of $1.2 billion as of December 31, 2023.
•IPG returned $223 million to stockholders, continuing to repurchase shares opportunistically.
4     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Proxy Statement Voting Roadmap
This voting roadmap highlights information available within our proxy statement.

Proposal 1	Election of Eleven Directors The Board has nominated the following 11 individuals for election to the Board:			☑	The Board recommends a vote FOR each director nominee named in this Proxy Statement.
	Gregory Beecher	Michael Child	Jeanmarie Desmond
	Gregory Dougherty	Mark Gitin	Kolleen Kennedy
	Eric Meurice	Natalia Pavlova	John Peeler
	Eugene Scherbakov	Agnes Tang
See page 8
Director Nominee Qualifications and Attributes

DIRECTOR INDEPENDENCE	BOARD REFRESHMENT	AGE	GENDER DIVERSITY

8/11 directors nominees are independent*	8 years Average Tenure	63 years Average Age	36% Female

*    Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors.
As announced by the Company on April 30, 2024, Dr. Mark Gitin has been appointed CEO of the Company, with employment commencing on June 5, 2024. Dr. Gitin will join the Board on such date effective on the start of his employment, which is expected prior to the annual meeting of stockholders.
Key Skills and Experience

Lasers and Technology	Risk Management
Global Business	Executive Leadership
Manufacturing and Operating	Business Development and M&A
See page 9 for a matrix of the nominees' individual strategic skills and core competencies.

Proxy Statement Voting Roadmap

Proposal 2	Advisory Vote to Approve Our Executive Compensation	☑	The Board recommends a vote FOR Proposal 2
See page 33
2023 Executive Compensation Highlights
As further discussed in Compensation Discussion and Analysis starting on page 34, the guiding principles of our executive compensation philosophy are pay-for-performance, accountability for annual and long-term performance, alignment with stockholders’ interests, and providing competitive pay to attract and retain executives. The 2023 compensation program for our named executive officers ("NEOs") had three primary components: annual base salary, annual cash incentives and long-term equity incentives. The amounts below illustrate the allocation of fiscal 2023 compensation components at target for our Chief Executive Officer ("CEO") and the average for our other NEOs as a group.
CEO

14%
Base Salary
15%
short-term
cash incentive
35%
PSUs
86%
Performance-Based
and/or At-Risk
35%
RSUs

NEOs

22%
Base Salary
17%
short-term
cash incentive
31%
RSUs
31%
PSUs
78%
Performance-Based
and/or At-Risk

Stockholder-Minded Compensation Practices

PRACTICES WE EMPLOY	PRACTICES WE AVOID

✓    Align our officer pay with performance
✓    Balance annual and long-term incentives
✓    Use long-term incentives to link executive pay to Company performance
✓    Caps on annual incentive compensation and performance-based equity payouts
✓    Annual risk assessment of compensation program
✓    Independent compensation consultant
✓    Stock ownership requirements
✓    Clawbacks on executive compensation
✓    Anti-pledging policy
✓    Anti-hedging policy applicable to all employees and directors

✗    No guaranteed annual bonuses
✗    No excise tax gross-ups for change in control payouts
✗    No excessive perquisites
✗    No severance for “cause” terminations
✗    No single-trigger change in control payments or benefits
✗    No stock option repricing without stockholder approval
✗    No supplemental executive retirement plans, executive pensions or excessive retirement benefits

6     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Proxy Statement Voting Roadmap

Proposal 3	Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2024	☑	The Board recommends a vote FOR Proposal 3
See page 53
The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to perform an audit of the Company's consolidated financial statements and internal control over financial reporting for the year ended December 31, 2024. The Board believes obtaining stockholder ratification of the appointment is a sound corporate governance practice and recommends that stockholders ratify the appointment of Deloitte & Touche LLP because it continues to perform at a high level and remains independent and objective.

Proposal 1	Election of Eleven Directors

Stockholders are being asked to elect the following 11 directors to terms ending with the annual meeting to be held in 2025, until a successor is elected and qualified or until his or her earlier death, resignation or removal. The Board nominated each of these individuals for election at the 2024 annual meeting of stockholders upon the recommendation of the Nominating and Corporate Governance Committee (the “NCGC"). Each nominee, other than Dr. Gitin, is currently a director of our Company. As announced by the Company on April 30, 2024, Dr. Gitin has been appointed CEO of the Company, with employment commencing on June 5, 2024. Dr. Gitin will also join the Board on the such date, subject to commencing employment as CEO. If Dr. Gitin does not commence employment as CEO of the Company, the Board will remove Dr. Gitin as a director nominee and will file a supplement to these proxy materials announcing the same. All of the director nominees set forth in the proxy card have consented to being named in this Proxy Statement and to serving if elected. Please see the following pages for additional information on the director nominees.
Director Nominees

			Committee Membership
Name and Principal Occupation	Age	Director Since	AC	CC	NCGC
Gregory Beecher IND
Former CFO, Teradyne, Inc.	66	2023	●		●
Michael Child IND
Senior Advisor, T.A. Associates, Inc.	69	2000			●
Jeanmarie Desmond IND
Former EVP and CFO, DuPont de Nemours, Inc.	57	2021	●	●
Gregory Dougherty IND
Former CEO, Oclaro, Inc.	64	2019	●	●
Mark Gitin, Ph.D.
Chief Executive Officer elect	57	2024*
Kolleen Kennedy IND
Former President, Proton Solutions & Chief Growth Officer at Varian Medical Systems	64	2023
Eric Meurice IND
Former President, CEO and Chairman, ASML Holding NV	67	2014		●	●
Natalia Pavlova
Significant stockholder	45	2021
John Peeler IND, Non-Executive Chair of the Board
Former Chairman and CEO, Veeco Instruments, Inc.	69	2012		●	●
Eugene Scherbakov, Ph.D.
Chief Executive Officer	76	2000
Agnes Tang IND
Partner, Ducera Partners LLC	50	2022	●

AC Audit Committee	●	Chair
CC Compensation Committee	●	Member
NCGC Nominating and Corporate Governance Committee	*	Appointment expected on June 5, 2024
IND Independent director under Nasdaq and SEC rules
8     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Director Qualifications
The NCGC is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting. In considering each director nominee and the composition of the Board as a whole, the NCGC evaluates members based on their expertise and diverse perspectives, experiences, qualifications, attributes and skills because the NCGC believes that these attributes enable a director nominee to make significant contributions to the Board, IPG and our stockholders.
The following chart summarizes the strategic skills and experience that the Board considers valuable to effective governance and successful oversight of our corporate strategy and illustrates how the director nominees individually and collectively represent these key skills and experiences. Descriptions of the skills and experience are on the following page. The lack of an indicator for a particular item does not mean that the director does not possess that skill or experience; rather, the indicator represents that the item is a core skill or experience of that director. The chart also provides the personal attributes of the director nominees.

Skills and Experience	Beecher	Child	Desmond	Dougherty	Gitin	Kennedy	Meurice	Pavlova	Peeler	Scherbakov	Tang
Lasers and Technology	●			●	●		●		●	●
Financial Literacy	●	●	●	●	●	●	●	●	●	●	●
Global Business	●	●	●	●	●	●	●		●	●	●
Manufacturing and Operating	●			●	●	●	●		●	●
Business Development and M&A	●	●	●	●	●	●	●		●	●	●
Risk Management	●	●	●	●	●	●	●		●	●	●
Executive Leadership	●		●	●	●	●	●		●	●
Other Public Company Boards	●	●	●	●		●	●		●
Non-Corporate Experience	●		●	●		●		●

Attributes
Years on Board	1	24	3	5	<1	<1	10	3	12	24	2
Age	66	69	57	64	57	64	67	45	69	76	50
Gender Identity	M	M	F	M	M	F	M	F	M	M	F
Born Outside of U.S.A.							●	●		●	●
White	●	●	●	●	●	●	●	●	●	●
Asian											●

Director Qualifications
Description of Strategic Skills and Strengths
We believe the Board is more effective by collectively having a mix of competencies and skills and our recent refreshment has improved the mix of experience.

Lasers and Technology
We have sought directors with management and operational experience in the industries in which we compete. For example, in 2023 we added a director with experience in automation and electronics, and in 2019 we added a director with expertise in optical and electronics components and products. As a diversified technology, science-based company, directors with technology backgrounds understand the Company’s technology platforms and the importance of investing in new technologies for future growth.

Financial Literacy
Knowledge of finance or financial reporting; experience with debt/capital market transactions and/or mergers and acquisitions strengthen the Board’s oversight of financial reporting and internal controls. Financial metrics are used to measure our performance. All directors must understand finance and financial reporting processes. Two of the Audit Committee members qualify as “audit committee financial experts.”

Global Business
Global business experience is critical to the Company’s international operations and growth with 76% of sales from customers outside the U.S. in 2023. Knowledge of Asian and European business practices is valuable to understanding our business and strategy.

Manufacturing and Operating	As a vertically-integrated company, manufacturing experience and customer service on a global scale are important to understanding the operations and capital needs of the Company.

Business Development and M&A
We have used and will continue to use acquisitions to achieve our strategic goals. Directors with experience in business development and mergers and acquisitions provide valuable perspectives regarding process, due diligence, risk assessment and integration of potential partners. For instance, in 2022 we added a director with experience in investment banking and advising on mergers and acquisitions.

Risk Management
In light of the Board’s role in overseeing risk management and understanding the most significant risks facing the Company, including cybersecurity risk, we continue to require directors with experience in risk management and oversight.

Executive Leadership	Significant leadership experience, including services as a CEO, senior executive, division president or functional leader within a complex organization enhances the Board’s leadership role.

Other Public Company Boards	Directors with current or recent membership on other public company boards provide valuable perspectives in many areas including operations, strategy, governance and compensation.

Non-Corporate Experience	Experience from backgrounds beyond the executive suite, including non-corporate backgrounds such as non-profit organizations, government and academia. This experience brings a diversity of perspectives and ensures that the Board's strategic decisions are well-informed by a broad spectrum of societal needs and expectations.

10     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Director Nominees

Mr. Beecher joined IPG’s Board in January 2023. Mr. Beecher previously served as a Vice President and Chief Financial Officer of Teradyne, Inc. ("Teradyne"), a supplier of automation equipment, from March 2001 to April 2019. Prior to Teradyne, Mr. Beecher served as an Audit Partner at PricewaterhouseCoopers LLP, a provider of business advisory services, from September 1993 to March 2001. He served as a director of MKS Instruments, Inc., a process control instrumentation company, from 2006 to 2020. He also served as a director of Hittite Microwave Corporation, a designer and manufacturer of high performance integrated circuits, modules, subsystems and instrumentation, from 2013 to 2014, and of MatrixOne, a product lifecycle management software provider, from 2003 to 2006, prior to their acquisitions by larger technology companies. Mr. Beecher has served as a trustee on the Isabella Stewart Gardner Museum, an art museum, since 2020. He was previously a licensed Certified Public Accountant in Massachusetts and Vermont from July 1985 to June 2013 and from December 1993 to July 1999, respectively. Mr. Beecher holds a B.S. from the University of Hartford and an M.S. in accounting from Northeastern University.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Beecher’s extensive financial background, including his previous experience as an audit partner at a public accounting firm and his role as Chief Financial Officer of a publicly traded technology company, as well as his prior service as an outside director to public companies, provides valuable insights for our Board, the Audit Committee and the NCGC. Mr. Beecher is familiar with a large range of management, corporate and board responsibilities and brings valuable perspectives to the Board as an independent director.

Gregory Beecher Independent Director AGE: 66 DIRECTOR SINCE: 2023 COMMITTEES: Audit Committee Nominating and Corporate Governance Committee

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

Mr. Child has served as a member of IPG's Board since September 2000. Mr. Child has been employed by TA Associates, Inc., a private equity investment firm, since July 1982, where he currently serves as Senior Advisor and, prior to January 2011, was a Managing Director. Mr. Child served on the boards of Finisar Corporation, a developer and manufacturer of optical subsystems and components for networks, Eagle Test Systems, Inc., a manufacturer of semiconductor test equipment, and Ultratech Inc., a developer and manufacturer of advanced packaging lithography systems and laser processing technologies. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford University Graduate School of Business. From September 2011 until December 2015, Mr. Child was a Lecturer at the Stanford University Graduate School of Business.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Child is an established and experienced investor, including in technology companies, from his three decades of experience at TA Associates, Inc. Over the course of his career, he has overseen numerous investments and sales of portfolio companies, and served on the boards of many public and private companies. Through his experiences, he has gained valuable knowledge in the management, operations and finance of technology growth companies.

Michael Child Independent Director AGE: 69 DIRECTOR SINCE: 2000 COMMITTEES: Nominating and Corporate Governance Committee

	Financial Literacy	Global Business	Business Development and M&A	Risk Management	Other Public Company Boards

Director Nominees

Ms. Desmond has served as a member of IPG's Board since 2021. Ms. Desmond was the Executive Vice President and Chief Financial Officer of DuPont de Nemours, Inc., a global multi-industry specialty solutions company (“DuPont”), from April 2019 to February 2020. Ms. Desmond served as Vice President and Co-Controller for DuPont from August 2017 to April 2019, and as finance leader for the Specialty Products division following the merger of DuPont with Dow Chemical. Ms. Desmond served in various leadership roles within DuPont in her 30-year career with the company. She also served on the board and was treasurer of the Delaware Prosperity Partnership, a public-private partnership overseeing economic development in Delaware from September 2017 to September 2022. Since 2020, she has served on the board of Trinseo PLC, a materials solutions provider and a manufacturer of plastics, latex binders and synthetic rubber. In October 2021, she joined the board of Sylvamo Corporation, a global producer of uncoated paper. Ms. Desmond earned a B.S. in Accounting from Mt. St. Mary’s University and is a certified public accountant (inactive).
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Desmond brings to the Board substantial finance and accounting experience and extensive experience in technology-driven companies. Her long management experience in a number of key strategic areas including finance leadership and operations financial planning and analysis, tax, internal audit, accounting controls, risk management, mergers and acquisitions, investor relations and public-private partnership brings depth to the skillsets of the Board.

Jeanmarie Desmond Independent Director AGE: 57 DIRECTOR SINCE: 2021 COMMITTEES: Audit Committee (Chair) Compensation Committee DIRECTORSHIP AT OTHER PUBLIC COMPANY: Sylvamo Corporation and Trinseo PLC

	Financial Literacy	Global Business	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

Mr. Dougherty has served as a member of IPG's Board since January 2019. Mr. Dougherty served as a director of Fabrinet, a provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, from February 2019 to January 2022. Mr. Dougherty served as Chief Executive Officer of Oclaro, Inc., a maker of optical components and modules for the long-haul, metro and data center markets, from June 2013 and has served as a director of Oclaro from April 2009, until its December 2018 acquisition. Prior to Oclaro, Mr. Dougherty served as a director of Avanex Corporation, a leading global provider of intelligent photonic solutions, from April 2005 to April 2009. Mr. Dougherty also served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, from October 2002 to August 2013, and as its Interim Chief Executive Officer from January 2003 to April 2004. From February 2001 until September 2002, Mr. Dougherty was the Chief Operating Officer at JDS Uniphase Corporation (“JDS”), an optical technology company. Prior to JDS he was the Chief Operating Officer of SDL, Inc., a maker of laser diodes, from March 1997 to February 2001 when they were acquired by JDS. Mr. Dougherty serves on the boards of Infinera Corporation, a provider of optical transport networking equipment, software and services to telecommunications service providers and others, since January 2019, and MaxLinear, Inc., a provider of radio frequency (RF), analog and mixed-signal integrated circuits, since March 2020. Mr. Dougherty earned a B.S. in optics from the University of Rochester.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Dougherty contributes to the Board significant leadership, operations, sales, marketing and general management experience in optics and components for telecommunications and other applications. For over three decades, Mr. Dougherty has worked in the optical and components industry and can provide the Board with insight into the industry and conditions in which the Company operates. Having been recently a CEO at a publicly-held company and now serving as a member on the boards of optical and electronics companies, he is familiar with a large range of management, corporate and board responsibilities and brings valuable perspectives to the Board as an independent director.

Gregory Dougherty Independent Director AGE: 64 DIRECTOR SINCE: 2019 COMMITTEES: Compensation Committee (Chair) Audit Committee DIRECTORSHIP AT OTHER PUBLIC COMPANY: Infinera Corporation and MaxLinear, Inc.

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

12     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Director Nominees

Dr. Gitin was appointed CEO of the Company on April 25th, effective June 5, 2024, and to the Company's Board of Directors, effective on the start of his employment. Prior to IPG, Dr. Gitin served as Executive Vice President and General Manager, Photonics Solutions Division of MKS Instruments, Inc. Dr. Gitin joined MKS in September 2017 as Vice President and General Manager of the Photonics Business Unit and in 2018, also assumed responsibility for the Instruments and Motion Business Unit. Prior to joining MKS, from March 1995 to September 2017, Dr. Gitin held various management positions covering a wide range of technologies at Coherent, Inc., including Vice President of Strategic Marketing, Vice President of Business Development, and Vice President and General Manager of the Diodes, Fibers and Systems Business Unit. Dr. Gitin holds a B.S. in Electrical Engineering from University of California, Davis and an M.Eng. and Ph.D. in Electrical Engineering from Cornell University.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Dr. Gitin has more than 30 years of experience in the lasers and optics sector and possesses extensive technical and scientific expertise. Dr. Gitin brings a strong track record as a strategic industry leader with the ability to identify and execute growth opportunities. As the Chief Executive Officer elect, Dr. Gitin will report to the Board and will have responsibility for managing the general business and affairs of the Company. Dr. Gitin's service as chief executive officer of the Company will provide the Board with direct knowledge and understanding of the Company’s operations.

Mark Gitin, Ph.D. Chief Executive Officer elect AGE: 57 DIRECTOR SINCE: 2024* COMMITTEES: None

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership

*    As announced by the Company on April 30, 2024, Dr. Gitin has been appointed CEO of the Company, with employment commencing on June 5, 2024. Dr. Gitin will join the Board on such date effective on the start of his employment, which is expected prior to the annual meeting of stockholders.

Ms. Kennedy joined IPG’s Board in August 2023. Ms. Kennedy retired as President, Proton Solutions & Chief Growth Officer at Varian Medical Systems (“Varian”), a supplier of healthcare solutions and services, in December 2021. Ms. Kennedy served in several strategic roles at Varian over 24 years, including President, Proton Solutions and Chief Growth Officer from October 2018 to December 2021, Executive Vice President and President, Oncology Systems from October 2014 to September 2018, and Senior Vice President and President, Oncology Systems from October 2011 to September 2014. Prior to Varian, Ms. Kennedy was with Siemens Medical Systems and Radiation Oncology Computer Systems in oncology product sales and marketing. Ms. Kennedy serves as a member of the board of ICU Medical, Inc., manufacturer of medical technologies, since December 2021 and the non-profit Wayne State University Foundation since April 2018. Ms. Kennedy holds B.S. degrees in Radiation Oncology and Psychology from the Wayne State University and a M.S. in Medical Physics from the University of Colorado Denver.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Kennedy’s experience as President and Chief Growth Officer brings enhanced skills in identifying and nurturing growth opportunities, strategic planning, and business development to the Board. Ms. Kennedy also possesses a strong blend of leadership experience, medical device industry-specific knowledge, operational, acquisition and strategic planning skills that provide the Board with an independent director with the requisite background to evaluate and guide the Company in addressing opportunities and challenges with our medical products and the markets we serve.

Kolleen Kennedy Independent Director AGE: 64 DIRECTOR SINCE: 2023 COMMITTEES: None DIRECTORSHIP AT OTHER PUBLIC COMPANY: ICU Medical, Inc.

	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards	Non- Corporate Experience

Director Nominees

Mr. Meurice has served as a member of IPG's Board since June 2014. Mr. Meurice was President and Chief Executive Officer of ASML Holding NV, a provider of semiconductor manufacturing equipment and technology, from October 2004 to June 2013, and Chairman until March 2014. From 2001 to 2004, he was Executive Vice President of the Thomson Television Division of Thomson, SA, an electronics manufacturer. From 1995 to 2001, he served as head of Dell Computer’s Western, Eastern Europe and EMEA emerging market businesses. Before 1995, he gained significant technology experience at ITT Semiconductors and at Intel Corporation. Mr. Meurice served on the boards of UMICORE S.A., a recycling and materials company, from April 2015 to April 2023, NXP Semiconductors N.V., a semiconductor company, from April 2014 to June 2019, Meyer Burger Technology AG, a solar equipment vendor, from May 2018 to May 2019, ARM Holdings plc, a semiconductor intellectual property supplier, from July 2013 to March 2014, and Verigy Ltd., a manufacturer of semiconductor test equipment, until its acquisition by Advantest Corporation in 2011. Mr. Meurice serves on the boards of Soitec S.A., a semiconductor materials manufacturer, since July 2018, and where he was appointed Chairman in March 2019, and Global Blue Group Holding AG, a leader in currency and value added tax processing, since September 2020. Mr. Meurice earned a Master’s degree in Mechanics and Energy Generation at the Ecole Centrale de Paris, a Master’s degree in Economics from la Sorbonne University, Paris, and an M.B.A. from the Stanford University Graduate School of Business.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Mr. Meurice has extensive skills and experience as a manager of several rapidly-growing, complex and global businesses in the capital equipment and electronics fields with several billions of dollars in revenues, most recently as former President and Chief Executive Officer of ASML Holding NV. He has experience managing a publicly-held company as well as experience on serving on several public company boards in the equipment and technology fields. Mr. Meurice also has a record of proven leadership as a strategic thinker, operator and marketer at the businesses he managed.

Eric Meurice
Independent Director

AGE:
67
DIRECTOR SINCE:
2014
COMMITTEES:
Nominating and Corporate Governance Committee (Chair)
Compensation Committee
DIRECTORSHIP AT OTHER PUBLIC COMPANY:
Soitec S.A. and Global Blue Group Holding AG

Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards

Ms. Pavlova has served as a member of IPG's Board since January 2021. Ms. Pavlova has served in a variety of roles at non-profit art institutions including the Museum of Art, Rhode Island School of Design (RISD Museum), Worcester Historical Museum and The Willard House and Clock Museum. She also worked in sales and marketing roles at IPG previously. Ms. Pavlova holds a Qualification for Fine Art Critic and Historian of Art and Culture from the Russian State University for the Humanities, and an M.S. in Arts Administration from Boston University. She is the spouse of co-founder and Senior Vice President, Chief Scientist, Igor Samartsev.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
As a significant stockholder with family association to founders of the Company as well as having served as an employee of the Company in sales and marketing, Ms. Pavlova’s membership on the Board provides it with further engagement by individuals having a long-term perspective and strong economic ties with the Company. Among her specific attributes that qualify her to serve as a member of the Board, Ms. Pavlova possesses extensive knowledge of our history and culture. Ms. Pavlova strengthens the connection between the Company’s founding members and our Board, thereby assisting in the alignment of the Board with the interests of all IPG stockholders. Her experience working for nonprofit organizations adds different perspectives to the boardroom.

Natalia Pavlova AGE: 45 DIRECTOR SINCE: 2021 COMMITTEES: None

	Financial Literacy	Non- Corporate Experience

14     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Director Nominees

Mr. Peeler became IPG's non-executive Chair of the Board on October 29, 2021. Mr. Peeler was appointed to IPG's Board in 2012 and served as the Lead Independent Director from 2017 to 2021. Mr. Peeler has been acting CEO of Jumplights Corp., a producer of LED horticultural lighting, since June 2021. He was previously the Chief Executive Officer of Veeco Instruments Inc. (“Veeco”) from July 2007 until September 2018, and Chairman or Executive Chairman of its board of directors from May 2012 until May 2020. Veeco is a developer and manufacturer of MOCVD, molecular beam epitaxy, ion beam and other advanced semiconductor processes equipment. He was Executive Vice President of JDS and President of the Communications Test & Measurement Group of JDS, which he joined upon the closing of JDS’s merger with Acterna, Inc. in August 2005. Before joining JDS, Mr. Peeler served as President and Chief Executive Officer of Acterna. In March 2021, Mr. Peeler joined the board of WaveArray Antifouling Systems, LLC, a producer of antifouling solutions, and in June 2021, he joined the board of Jumplights Corp. He has a B.S. and M.E. in Electrical Engineering from the University of Virginia.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Over the course of his career, Mr. Peeler has managed several high-growth technology companies. In addition, he has developed managerial leadership skills through his former position as Chief Executive Officer of Veeco, a publicly-traded company with substantial international operations. His managerial positions have provided him with in-depth knowledge of the service needs of customers in demanding markets, including semiconductor capital equipment, various manufacturing models, research and development, marketing and sales. In these roles, he has also been responsible for attracting and incentivizing executives on his team. These experiences have provided him important insights in support of his positions as non-executive Chair and a member of the Compensation Committee and the NCGC.

John Peeler Non-Executive Chair Independent Director AGE: 69 DIRECTOR SINCE: 2012 COMMITTEES: Compensation Committee Nominating and Corporate Governance Committee

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership	Other Public Company Boards

Director Nominees

Dr. Scherbakov became the Chief Executive Officer of IPG in May 2021. It is expected that Dr. Scherbakov will transition to a role as advisor to the Company following the appointment of Dr. Gitin as CEO on June 5, 2024. He has served as a member of IPG's Board since September 2000. He previously served as Chief Operating Officer of IPG from February 2017, Managing Director of IPG Laser GmbH, IPG's German subsidiary, since August 2000 and Senior Vice President-Europe since February 2013. He served as the Technical Director of IPG Laser from 1995 to August 2000. From 1983 to 1995, Dr. Scherbakov was a senior scientist in fiber optics and head of the optical communications laboratory at the General Physics Institute, Russian Academy of Science in Moscow. Dr. Scherbakov graduated from the Moscow Physics and Technology Institute with an M.S. in Physics. In addition, Dr. Scherbakov attended the Russian Academy of Science in Moscow, where he received a Ph.D. in Quantum Electronics from its Lebedev Physics Institute and a Doctor of Science degree in Laser Physics from its General Physics Institute.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
As the current Chief Executive Officer, Dr. Scherbakov reports to the Board and has responsibility for managing the general business and affairs of the Company. Previously as Managing Director of IPG Laser GmbH, which produces a large volume of our products and is the source of many developments in products, technology and applications, he developed extensive knowledge of the Company’s business. He applies his knowledge and experience across our many international branches. The leadership and operational expertise of Dr. Scherbakov have contributed to IPG increasing production, lowering manufacturing costs, managing risk and maintaining high margins compared to our industry peers. He also has extensive technological knowledge of fiber lasers, their components and manufacturing processes. His long-term service as an executive officer of the Company provides the Board with a detailed understanding of the Company’s operations, sales and customers.

Eugene Scherbakov Chief Executive Officer AGE: 76 DIRECTOR SINCE: 2000 COMMITTEES: None

	Lasers and Technology	Financial Literacy	Global Business	Manufacturing and Operating	Business Development and M&A	Risk Management	Executive Leadership

Ms. Tang has served as a member of IPG's Board since March 2022. Ms. Tang is a Founding Partner at Ducera Partners LLC, which offers strategic advisory, mergers and acquisitions, capital advisory, liability, management and restructuring advisory services. Prior to joining Ducera in 2015, Ms. Tang was a Managing Director in the New York Office of Perella Weinberg Partners from 2008 to 2015. Prior to joining Perella Weinberg, Ms. Tang was an investment banking professional at Houlihan Lokey, and a strategy consultant at The Oliver Wyman Group, a business division of Marsh & McLennan Companies. Ms. Tang received a B.A. in Economics from Northwestern University and a M.B.A. from the Harvard Business School.
KEY ATTRIBUTES, EXPERIENCE AND SKILLS
Ms. Tang's experience working across a range of industry sectors and different size companies provides her with a broad perspective in how companies manage to maximize business opportunity potential. Specializing in situations with multi-dimensional complexities and risks, Ms. Tang has more than twenty years of experience working to find creative solutions for companies at strategic crossroads. She brings to the Board a combination of strategy, operational and financial acumen and a commitment to partnership and collaboration.

Agnes Tang Independent Director AGE: 50 DIRECTOR SINCE: 2022 COMMITTEES: Audit Committee

	Financial Literacy	Global Business	Business Development and M&A	Risk Management

The Board recommends that you vote FOR each director nominee named in this Proxy Statement.

16     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Corporate Governance
Our conviction is that strong corporate governance bolsters both the Board and management, boosts public confidence, and is essential for realizing enduring value for our shareholders. In this section, you'll find a summary of our corporate governance policies and practices.
As illustrated below, we have diligently worked to implement a range of initiatives and reforms aimed at strengthening our governance structure, increasing transparency, and aligning our operations more closely with the interests of our shareholders. These developments are a testament to our dedication to upholding the highest standards of corporate governance and our commitment to responsible business practices. We believe that these governance enhancements not only reflect our proactive approach to addressing the evolving corporate landscape but also reinforce our resolve to maintain a governance structure that supports our long-term strategic objectives and sustainable value creation for all our stakeholders.

2023	• Amended insider trading policy to **prohibit all pledging** of Company stock by directors, officers and certain other insiders • Continued **Board Refreshment** with two new directors, resulting in a majority of the Board having a tenure of 5 or fewer years
2022	• Adopted **ESG oversight framework** to clearly allocate responsibilities among Board and standing committees
2021	• **Separated** the roles of **Board Chair** and **CEO** • Appointed **non-executive Board Chair** • Adopted a **formal policy** regarding the Company's approach to **political donations** and **disclosure**
2020	• Formally adopted **Rooney Rule** (ensuring diverse candidates in the pool as part of each Board search) • Published first **Corporate Sustainability Report** • Increased **stock ownership requirements** for executives and directors • Adopted **new LTI program** structure increasing the percentage of performance-based compensation • Redesigned **proxy statement** to include more detailed, transparent and easy-to-read disclosure regarding governance practices and compensation
2019	• Adopted **proxy access** bylaw amendment creating process for long-term stockholders to nominate alternative board candidates on the Company's proxy card

Board Practices, Policies and Processes
Director Meetings and Policy Regarding Board Attendance
It has been the practice of our Board and its committees to hold at least four quarterly meetings each year preceding the announcement of our quarterly results and to also conduct telephone meetings throughout the year. The quarterly meetings are in-person. Our directors are expected to spend the time needed to prepare for and participate in each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our Board to attend our annual meetings of stockholders, but we do not have a formal policy requiring them to do so. In 2023, five of the directors in office attended our annual meeting of stockholders by teleconference and two of the directors in office attended our annual meeting of stockholders in person.
The table below sets forth the number of meetings held by each committee and the full Board in 2023. All incumbent directors attended 75% or more of the aggregate meetings of the Board and committees on which they served during 2023.

	Board of Directors	Audit	Compensation	Nominating and Corporate Governance
Meetings held in 2023	6	9	8	6
Written consents in 2023	7	0	2	0
Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines that outline, among other matters, the roles and functions of the Board, the responsibilities of various Board committees and the mission of the Board. Our Corporate Governance Guidelines can be found on the investor section of our website under "Governance Documents." Information on our website does not constitute part of this Proxy Statement.
The Corporate Governance Guidelines provide, among other things, that:
•a majority of our Board must be independent
•the non-executive Chair or Lead Independent Director, as applicable, presides over executive sessions of independent directors
•the Board appoints all members and chairpersons of the Board committees, including filling of vacancies, after the NCGC recommends appropriate candidates
•the Audit Committee, Compensation Committee, and NCGC consist solely of independent directors
•the independent directors meet at least quarterly in executive sessions without the non-independent directors or management
•independent directors may not serve on the boards of more than three other public companies or, with the permission of the Board, four; the CEO may not serve on more than one other public company board
•the Board and Compensation Committee annually review the succession plans of the CEO and senior management
•directors cannot disclose confidential information to any person or entity outside of the Company or use such information for personal benefit
•Board self-assessments are conducted annually and committee self-assessments bi-annually
•Board members are subject to a stock ownership policy (described below) to ensure that they have a meaningful financial stake in the Company
The Board monitors changing legal and regulatory requirements, evolving best practices and other developments. The Board modifies the Corporate Governance Guidelines and its other corporate governance policies and practices from time to time, as appropriate.
18     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Board Practices, Policies and Processes
Director Orientation and Continuing Education
The Board and its committees proactively monitor legislative and regulatory initiatives, as well as other corporate governance trends and their potential impact on the Company. The Board receives presentations from professionals with expertise in corporate law, governance and other related topics. These experts have specialized knowledge of regulatory actions, governance trends, various other corporate governance topics and technical matters. Additionally, our directors engage in continuing education to remain informed on recent trends applicable to their committee duties.
Likewise, newly elected outside directors attend a comprehensive director orientation program that covers, among other things, our strategy, business structure, manufacturing operations, sales, target markets and applications, financial performance, risks and competitive landscape. Both Mr. Beecher and Ms. Kennedy participated in new director orientation in 2023 shortly after their elections to the Board. Also, management provides training on committee policies, practices and trends to new committee members. As part of this program, directors are asked to tour facilities as appropriate. To further familiarize directors with our expanding operations, we conduct Board meetings at our major manufacturing facilities from time to time.
Board Performance Evaluations
The Board conducts annual self-assessments and its committees conduct bi-annual self-assessments to determine whether they are functioning effectively. Further, the performance of the non-executive Chair is evaluated annually. The NCGC oversees the Board and committee self-assessments. Each committee also reviews its own performance bi-annually and reports the results to the Board. Each committee reviews and reassesses the adequacy of its charter annually and recommends proposed changes to the Board.
Prohibition on Hedging and Pledging
Under our insider trading policy, no director or employee, including NEOs, may engage in shorting shares of our common stock; buying or selling puts, calls or derivatives related to our common stock or other Company securities, which includes equity compensation. Additionally, directors, officers and certain other insiders are prohibited from engaging in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or the pledging of shares of our common stock.
Communication with our Board of Directors
Interested parties wishing to write to the Board, a specified director or a committee of the Board should send correspondence to the Corporate Secretary, IPG Photonics Corporation, 377 Simarano Drive, Marlborough, Massachusetts 01752. All written communications received in such manner from stockholders of the Company will be forwarded to the members or committee of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) or committee(s) of the Board, the communication will be forwarded to all members of the Board.
Procedures for Submitting Complaints
We have procedures to treat complaints regarding accounting, internal accounting controls, auditing matters, fight against bribery, banking, and financial crime, including submission of confidential and anonymous concerns regarding questionable accounting, internal accounting controls or auditing matters raised by our directors, officers and employees. These procedures can be found on the investor section of our website under "Governance Documents." Information on our website does not constitute part of this Proxy Statement.
Transactions with Related Parties
The Board adopted a written related person transaction policy that requires the NCGC to approve or ratify any transaction or series of transactions exceeding $120,000 in which our Company is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity) ("Related Party Transactions"). Related persons include our directors, director nominees and officers and their immediate family members and persons sharing their households. It also includes persons controlling more than 5% of our outstanding common stock. Subject to certain exceptions in the policy, related parties are required to notify the NCGC of the Related Party Transaction for an assessment of whether the transaction or proposed transaction should be permitted. Management also has established procedures for monitoring transactions that could be subject to approval or ratification under the Related Party Transactions policy.

Board Practices, Policies and Processes
In deciding whether to approve or ratify the Related Party Transaction, the NCGC considers relevant facts and circumstances. The committee takes into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Once a Related Party Transaction has been identified, the NCGC reviews all of the relevant facts and circumstances and approves or disapproves entry into the transaction. Members of the NCGC having an interest in a transaction excuse themselves for the consideration and approval of the transaction in which they have an interest. Certain transactions are exempt from the policy including compensation paid by the Company for service as a director or an officer which is approved by the Compensation Committee or the Board.
Pursuant to our Corporate Governance Guidelines, we expect each of our directors to ensure that other existing and future commitments do not conflict with or materially interfere with his or her service as a director. In addition, directors are required to inform the chair of the NCGC and the Chair of the Board prior to joining the board of another public company to ensure that any potential conflicts, excessive time demands or other issues are carefully considered.
The NCGC reviewed and approved the following Related Party Transaction for 2023 in compliance with our policy:
•From time to time, certain institutional investors may become beneficial owners of 5% or more of the voting securities of the Company and, as a result, are considered a related person under the policy. These organizations may provide services to the Company or its benefit plans. In 2023, participants in our 401(k) Retirement Plan paid approximately $120,912 in fees to affiliates of The Vanguard Group representing expense ratios associated with the Vanguard investment funds in the 401(k) Retirement Plan.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Dougherty, Meurice and Peeler and Ms. Desmond served as members of our Compensation Committee in 2023. None of these persons has at any time been an officer or employee of our Company or any of our subsidiaries or had any other relationship with the Company requiring disclosure herein. During fiscal year 2023, none of the Company’s executive officers served as a member of the board of directors or compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board or Compensation Committee.
20     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Board Roles and Responsibilities
Role in Risk Management

BOARD OVERSIGHT OF RISK
The Board recognizes that effectively monitoring and managing risk are essential to the successful execution of the Company’s strategy. The Board has oversight for risk management at IPG with a focus on the most significant risks facing the Company, including strategic, operational, financial, cybersecurity and compliance risks.
In its analysis, the Board rates risks against several criteria including materiality, probability and the speed at which the risk can impact IPG, from short to long-term. The risks are scored and those with the highest ratings are overseen by the Board and its committees, along with mitigation efforts. The scorings may change year to year based upon internal or exogenous factors. After review and recommendation by the NCGC, the Board allocates risk oversight responsibility among the full Board, the independent directors acting as a group and the three standing Board committees as described below. In its review of risks, the Board and its committees may seek the advice of outside advisors or experts depending upon the particular risk. Throughout the year, the Board, the independent directors and the Board committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

FULL BOARD
Our Board as a whole reviews risk management practices and a number of significant risks in the course of its reviews of corporate strategy, management reports and reports from outside experts and professional advisors.

AUDIT COMMITTEE
The Audit Committee oversees the policies, processes and risk relating to the financial statements, financial reporting processes, auditing and compliance risks. The Audit Committee discusses with management the Company’s risk assessment and risk management practices and, when reviewing and approving the annual audit plan for the Company’s internal audit function, prioritizes audit focus areas based on their potential risk.

COMPENSATION COMMITTEE
The Compensation Committee oversees risk associated with management resources, including executive retention and non-CEO succession planning. It reviews the Company’s executive compensation practices, their effectiveness at linking executive pay to performance and aligning the interests of our executives and our stockholders, without encouraging excessive risk taking. The Compensation Committee annually reviews management’s assessment of compensation risk.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The NCGC oversees risk related to the Company’s governance structure and processes, and risks arising from related person transactions. It reviews processes and risk related to Board succession planning, authority delegated to management and certain compliance risk. It considers and recommends allocation of risk oversight, including business, ESG and other risks, to the Board.

INDEPENDENT DIRECTORS As a group, the independent directors oversee risks related to CEO succession planning and CEO compensation.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of strategic and operational planning, compliance under the Company’s Code of Business Conduct and other policies, the Company’s integrity programs, health, safety and other compliance, financial reporting and controllership, human capital management, ESG matters, and information technology and cybersecurity programs. The Board's oversight role is independent from the Company’s day-to-day management, as 80% of the current directors are independent and therefore have no conflicts that might discourage critical review of the Company’s risks.

Board Roles and Responsibilities
Role in Environmental, Social and Governance Oversight
Key ESG matters, including environmental risks, climate change risks and human capital risks such as diversity, equity and inclusion, and employee health and safety, could have an adverse impact on our Company. In October 2023, the Board reviewed an enterprise-level ESG risk assessment to identify and understand specific risks within the ESG realm that could have a material impact on the Company. Specific ESG topics are overseen by the Board as a whole, or, in limited circumstances, by the Board committee generally responsible for the subject matter. The Board also supports and regularly inquires about progress in the Company’s reporting of ESG policies, metrics and related disclosures.

BOARD OF DIRECTORS

General oversight of ESG matters, with emphasis on directing the Company's strategy and setting its course for growth and CEO succession planning

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Oversees risks related to financial processes and controls, disclosures, financial risks and ethics	Oversees strategies and policies related to non-CEO succession planning and management development, as well as the Company’s labor practices	Recommends risk management allocation, including ESG matters, among Board and committees, Board composition, stakeholder engagement and management of supply chain

MANAGEMENT

Responsible for the day-to-day management and execution of the Company's strategies and course for growth, including those relating to ESG matters
Role in Management Succession Planning
The Board is focused on ensuring that the Company has emergency and long-term succession plans in place for key senior executive positions. The entire Board annually reviews, with the CEO, the Company’s plan for succession for the position of the chief executive officer, including the appropriate individual or individuals who are candidates to succeed to this position. In the event of an unexpected departure of the CEO, an emergency succession plan allows for smooth transfer of responsibilities to an individual who may or may not be permanently tasked with the new role. The Compensation Committee, composed entirely of independent directors, annually reviews the Company’s plan for succession for other senior executive officers.
If the succession plan is triggered for any of these roles, the full Board would participate in the discussion and consideration of any action with a final decision to be made by the full Board. In the event of a senior executive’s departure, internal and/or external candidates could be considered for permanent appointment to a given role.
22     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Board Roles and Responsibilities
Role in Ethics
All directors, officers and employees are required to abide by IPG’s Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a Company-wide focus on uncompromising integrity in every aspect of our operations. Our Code of Business Conduct covers many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business. All of our directors and employees receive bi-annual training on our Code of Business Conduct, which can be found on the investor section of our website under "Governance Documents." If the Board grants any waivers from our Code of Business Conduct to any directors or executive officers, or if we amend our Code of Business Conduct, we will, if required, disclose these matters via updates on our website. Information on our website does not constitute part of this Proxy Statement.
Role in Stockholder Engagement
Accountability to our stockholders is an important component of the Company’s success. We recognize the value of building informed relationships with our investors that promote further transparency and accountability.
While proxy voting is one direct way to influence corporate behavior, proactive engagement with our investors can be effective and impactful. Investor views are continuously communicated to the Board and are instrumental in the development of our governance, compensation and other policies and inform our business strategy. The Board continues to seek investor input on a range of issues and practices in furtherance of enhancing long-term stockholder value.

Publish Annual Report and Proxy Statement. Speak with investors about topics to be addressed at the annual meeting.	Review results of the annual meeting, governance trends and regulatory developments. Board and committees conduct self-assessments of performance and effectiveness.

Outreach to investors regarding our policies and practices. Consider input from investors to enhance disclosures, governance practices and compensation programs.	Communicate investor feedback to the Board. Board and committees use self-assessments to develop and implement changes improving effectiveness.

Board Structure
Board Leadership Structure
•Non-Executive Chair: John Peeler
•All three Board committees composed entirely of independent directors
•Independent directors meet in executive session at each of the Board's regular quarterly meetings and as needed outside of such meetings
There is no single board leadership structure that is optimal in all circumstances. The Board, with its diverse skills and experience, considers the most appropriate leadership structure for the Company in the context of the specific circumstances and challenges facing the Company. The directors come from a variety of organizational backgrounds with direct experiences in a wide range of leadership and management structures. The independent directors, who comprise 80% of our Board, challenge management and demonstrate the independence necessary for effective oversight. The NCGC, in consultation with the other independent directors, evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of our business and the long-term interests of our stockholders. The NCGC then makes recommendations to the Board concerning the Board’s leadership structure. The Board, in accordance with our bylaws, elects a Chair from among the directors. The Board believes it is in the best interests of the Company and its stockholders for the Board to determine which director is best qualified to serve as Chair in light of the circumstances at the time, rather than based on a fixed policy. In the event that the Chair is not an independent director, our Corporate Governance Guidelines require that a Lead Independent Director be elected on an annual basis by a majority of the independent directors.
The Board believes that it is currently in the best interests of our stockholders that the Chair role be held by Mr. Peeler, an independent director. This leadership structure allows our CEO to focus on executing our strategic imperatives, which required significant attention in 2023 due to the continued Russia-Ukraine conflict. Meanwhile, in his capacity as non-executive Chair, Mr. Peeler focuses on leading the Board, ensuring that it provides strong oversight of management, sets goals and objectives for the CEO, and that all directors have access to the resources required to discharge their duties appropriately.
Director Independence
Eight of our eleven director nominees are independent as defined by Nasdaq and SEC rules. A predominantly independent board ensures that our Board is acting objectively and in the best interests of our stockholders. Our independent directors also bring expertise and a diversity of perspectives to the Board. The culture of the Board enables directors to openly express their opinions in the boardroom and to raise challenges. Nasdaq listing standards governing independence require that a majority of the members of the Board be independent as defined by Nasdaq. Also, our Corporate Governance Guidelines require that a majority of the Board members be independent. Our Corporate Governance Guidelines also require that an independent director must have no material relationship with the Company, directly or indirectly, that might interfere with the exercise of independent judgment in the performance of director responsibilities.
The NCGC conducted its annual review of the independence of the directors (and director nominees) in March 2024, taking into account relevant facts and circumstances, and reported its findings to the full Board. The NCGC determines independence on the basis of the standards specified by Nasdaq, the additional standards referenced in our Corporate Governance Guidelines, and other facts and circumstances the Board considers relevant. During this review, the NCGC examined all direct and indirect transactions or relationships between the Company or any of its subsidiaries and each current independent director and any immediate family member of the independent director and determined that no material relationships with the Company existed during 2023 or to date in 2024. On the basis of this review, the NCGC determined that each of the following director nominees qualifies as an independent director as defined in Nasdaq guidelines, SEC rules and under our Corporate Governance Guidelines: Gregory Beecher, Michael Child, Jeanmarie Desmond, Kolleen Kennedy, Gregory Dougherty, Eric Meurice, John Peeler and Agnes Tang. Additionally, the Board determined that each member of the Audit Committee and the Compensation Committee meets the independence standards specific for members of such committees under Nasdaq guidelines and SEC rules. Ms. Pavlova is not considered independent because she is the spouse of Dr. Igor Samartsev, an executive officer of the Company. Dr. Eugene Scherbakov, our current CEO, is not independent. Dr. Mark Gitin, our CEO elect, will not be independent.
Executive Sessions
Our independent directors meet privately, without non-independent directors or management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings of the independent directors are held as often as deemed necessary by them and are led by Mr. Peeler as non-executive Chair. The Audit Committee, the Compensation Committee and the NCGC meet without non-independent directors or management present from time to time as they deem necessary.
24     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Standing Committees and Board Committee Membership
The Board has three standing committees, the Audit Committee, the Compensation Committee and the NCGC, each composed entirely of non-employee, independent directors. Under their written charters adopted by the Board, each of these committees is authorized and assured appropriate funding to retain and consult with external advisors, consultants and counsel. Below we provide the principal functions and current members of the standing Board committees.
Audit Committee

MEMBERS	FUNCTIONS:
Jeanmarie Desmond (Chair) Gregory Beecher Gregory Dougherty Agnes Tang Meetings in 2023: 9
•Providing oversight of financial management, the internal auditor function and the independent auditor.
•Providing oversight with respect to our internal controls including that management is maintaining an adequate system of internal control such that there is reasonable assurance that assets, systems and processes are safeguarded and that financial reports and certain other datasets are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s financial reporting policies and procedures.
•Pre-approving audit and permissible non-audit services by our independent auditor, reviewing and discussing our annual and quarterly financial statements and related disclosures.
•Meeting periodically with the independent auditor, management and internal auditor function (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities.
•Appointing the independent auditor.
For more information on Audit Committee activities in 2023, see the Audit Committee Report on page 55 of this Proxy Statement and Proposal 3: Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2024 on page 53.

The Board has determined that each member of the Audit Committee is independent and financially literate. The Board has designated Ms. Desmond and Mr. Beecher, who are each independent directors under the Nasdaq listing standings and the SEC's audit committee requirements, as “audit committee financial experts” pursuant to the SEC’s final rules implementing Section 407 of the Sarbanes-Oxley Act. Stockholders should understand that the designation of Ms. Desmond and Mr. Beecher each as an “audit committee financial expert” is an SEC disclosure requirement and that it does not impose upon them any duties, obligations or liabilities that are greater than those imposed on them as members of the Audit Committee and the Board in the absence of such designation. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

Standing Committees and Board Committee Membership
Compensation Committee

MEMBERS	FUNCTIONS:
Gregory Dougherty (Chair) Jeanmarie Desmond Eric Meurice John Peeler Meetings in 2023: 8
•Reviewing and recommending to the independent directors the CEO’s base salary and opportunities for annual and long-term incentive compensation.
•Reviewing and approving compensation recommendations by the CEO for the other executive officers, including base salaries, annual performance bonuses, long-term incentive awards, severance benefits, perquisites and employment agreements.
•Setting our compensation philosophy and composition of the group of peer companies used for a comparative analysis of executive compensation.
•Reviewing and recommending for approval by the Board the compensation for non-employee directors.
•Administering the equity compensation plans under which we compensate our executive officers, other key employees and directors.
•Retaining and approving the compensation of an independent compensation consultant firm for matters related to executive officer and director compensation, and outside legal counsel to provide advice on compensation-related matters.
•Assessing the independence of any compensation consultant, external legal counsel, accounting or other advisors.
•Preparing the Compensation Committee Report included in this Proxy Statement on page 45 and overseeing management’s risk assessment of compensation for all employees and compensation-related risks as delegated by the Board.

Nominating and Corporate Governance Committee

MEMBERS	FUNCTIONS:
Eric Meurice (Chair) Gregory Beecher Michael Child John Peeler Meetings in 2023: 6
•Overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board.
•Developing and recommending criteria for Board membership.
•Reviewing possible candidates for the Board and recommending director nominees to the Board for approval.
•Overseeing the process for the performance evaluations of the Board and its committees.
•Engaging in Board succession planning to ensure boardroom skills are aligned with IPG’s long-term strategic plan.
•Reviewing and recommending director orientation, stock ownership guidelines, delegation of authority to management and insider trading policy, and considering questions of possible conflict of interest, including related party transactions, as such questions arise.
•Reviewing and recommending risk oversight responsibilities, including ESG matters, of the Board and its committees and of the independent directors as a group.

Each of the standing Board committees has a written charter that states their respective purposes, goals and responsibilities as well as qualifications for committee membership, appointment and removal, committee structure and operations and reporting to the entire Board. The three committee charters and our Corporate Governance Guidelines can be found on the investor section of our website at investor.ipgphotonics.com under "Governance Documents." Information on our website does not constitute part of this Proxy Statement.
26     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Directors

Board Refreshment and Composition
Board Succession Planning
Our Board’s succession planning focuses primarily on the composition of our Board and its committees, anticipated retirements, succession plans for committee members and chairs, our commitment to Board diversity and recruiting strategies for adding new directors. In its succession planning, the NCGC and our Board consider the results of our Board’s annual self-assessment, as well as other appropriate information, including the types of skills and experience desirable for future Board members and the needs of our Board and its committees at the time in light of the Company’s long-term strategy.
•Thoughtful, Deliberate Board Refreshment Process. The Board’s refreshment actions reflect a thoughtful and deliberate process that is informed by our Company’s strategic needs as well as the Board’s annual self-assessment and director nomination processes. As a result of refreshment, over half of the current directors joined the Board since 2019.
•Appropriately Balance Experience and Perspectives While Ensuring an Orderly Transition. Our Board takes care as part of its Board refreshment process to appropriately balance new perspectives and the experience of existing directors while undergoing an orderly transition of roles and responsibilities on the Board and its committees.
•Importance of Board Diversity. Our Board continues to focus on the importance of board diversity. Three of the five most recent additions to our Board are female and one of our most recent additions is ethnically diverse. Our Board has adopted a policy to ensure the Board's external candidate pool contains diverse candidates.

DIRECTOR TENURE AND RETIREMENT AGE POLICIES
•Our Board recognizes the importance of periodic Board refreshment and maintaining an appropriate balance of tenure, experience and perspectives on the Board.
•We believe it is desirable to maintain a mix of longer-tenured, experienced directors with institutional memory and understanding of our business and culture and newer directors with fresh perspectives. However, we do not impose director tenure limits.
•The Board believes that directors should not have an expectation of being re-nominated annually and that the NCGC’s assessment is a key component of its director nomination process.
•In connection with the Board’s annual self-assessment and director nomination processes, the NCGC considers upcoming retirements, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the skills, knowledge, experience and diversity, each individual director’s performance and contributions to the work of the Board and its committees, the personal circumstances and other time commitments of directors, along with other factors the Board deems appropriate.
•The Board believes that, as an alternative to term limits, non-management directors should submit their resignation from the Board upon attaining the age of 72 and on each subsequent anniversary. The Board then considers the needs and circumstances confronting the Board and, upon recommendation of the NCGC, determines whether to accept or reject the resignation.
•Our Board’s age resignation policy is intended to facilitate our Board’s recruitment of new directors with appropriate skills, experience and backgrounds and provides for an orderly transition of leadership on our Board, while also taking into consideration the importance of institutional knowledge and unique perspectives.

Board Refreshment and Composition
Board Nomination Process

1	2	3	4
EVALUATION OF BOARD COMPOSITION	IDENTIFICATION OF POOL OF CANDIDATES	MEETINGS WITH POTENTIAL CANDIDATES	RECOMMENDATION OF POTENTIAL DIRECTORS FOR APPROVAL
•The NCGC and the Board evaluate Board composition annually and identify skills, experience and capabilities desirable for new directors in light of the Company’s long-term strategy	•The NCGC identifies potential nominees through multiple sources, including third-party search firms and input from stakeholders
•Evaluation and assessment of candidate interest, minimum qualifications, conflicts, independence, background and other information
•Members of the NCGC, other Board members and executives meet with qualified candidates

•NCGC recommends potential nominees to the Board for approval
•Stockholders vote on candidates nominated by the Board at the next annual meeting of stockholders or the Board appoints a nominee to the Board to fill a vacancy

The NCGC’s evaluation process and criteria does not vary based upon whether a candidate is recommended by a stockholder. However, the procedural requirements set forth in our bylaws and the procedures described below in Additional Information - 2024 Annual Meeting and Nominations must be met.
The composite skills of the Board members and the ability and willingness of individual Board members to complement each other and to rely on each other's knowledge and expertise should produce informed Board members who are not afraid to disagree and who can intelligently assess management's performance and evaluate our strategic direction. In considering whether to recommend any candidate for nomination to the Board, including candidates recommended by stockholders, the NCGC must be satisfied that the recommended nominee meets the following qualifications at a minimum:

Character and Integrity	Must be an individual of the highest character and integrity
Leadership Experience	Demonstrated excellence, leadership and significant experience in their field of endeavor
Financial Literacy and Commitment to Representing Stockholders
Ability to read and understand financial statement fundamentals and commitment to representing the long-term interests of the Company’s stockholders, while keeping in perspective the interests of the Company’s customers, employees and the public

Independence and Constructive Collegiality
Must have a demonstrated ability to think and act independently as well as the ability to work constructively in a collegial environment. Must satisfy independence criteria of the SEC and Nasdaq, where independence is desired

Age	A potential director (excluding any incumbent) cannot be less than 21 or greater than 72 years of age (unless a waiver of the requirement is obtained)
Limit on Other Public Boards	Independent directors – 3 (or 4 with Board approval) CEO - 1

The NCGC believes that our Board should be composed of directors who, as a group, have the experience and skills that are collectively required to make informed Board decisions and provide effective Board oversight to allow the Board to fulfill its responsibilities. The NCGC considers experience in our industry or markets, international business and cultural experience, experience serving on the boards of public companies, experience acquiring companies and diversity to be favorable characteristics in evaluating recommended nominees. With over two-thirds of our sales and employees in locations outside of the U.S.A., it is important to have the appropriate experience and background coming from being born and operating in other countries. We interpret diversity broadly, including with respect to gender, age, race, national origin, geographic background as well as differences of professional experience, global experience, education, and other individual qualities and attributes. Regulatory requirements are also considered. The NCGC does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board recognizes that the diversity of its members is directly impacted by the diversity of the pool of potential director candidates. The Board has a written policy requiring the pool of external candidates from which the NCGC recommends nominees to include female and/or racially/ethnically diverse candidates. To implement this policy, third-party director search firms hired by the NCGC are instructed to include in the pool qualified candidates who reflect diverse backgrounds, including diversity of gender and/or race/ethnicity. The Board's Director Selection Process and Membership Guidelines also formalize the Board's commitment to Board diversity.
28     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Board Refreshment and Composition
Nasdaq’s Board Diversity Requirements
Nasdaq listing rules require companies to have, or explain why they do not have, two diverse directors on the board, including at least one female director and at least one director who identifies as either a racial or ethnic minority or a member of the LGBTQ+ community. The Company’s Board satisfies this Nasdaq diversity requirement.
Board Diversity Matrix
Nasdaq-listed companies are also required to publicly disclose board-level statistics using a standardized board diversity matrix in the form of the table below. The information in the table is based on voluntary, self-reported information from the Company’s directors. The categories included in the table have the meanings set forth in Nasdaq Rule 5605(f). Diversity characteristics not applicable to our Board have been excluded from the table.

Board Diversity Matrix
	As of April 29, 2024		As of April 29, 2023
Total Number of Directors	10		10
Part I: Gender Identity	Female	Male	Female	Male
Directors	4	6	3	7
Part II: Demographic Background
Asian	1	—	1	—
White	3	6	2	7

Director Compensation
In 2023, our non-employee directors received the following annual compensation from us:

Amount
Board Retainer	$40,000
Non-Executive Chair Retainer	$80,000
Audit Committee Retainers
Chair	$25,000
Non-Chair	$12,500
Compensation Committee Retainers
Chair	$22,500
Non-Chair	$10,000
NCGC Retainers
Chair	$17,500
Non-Chair	$7,500
Annual Equity Award	$250,000
Following our annual meeting of stockholders in 2023, non-employee directors, other than Mr. Beecher, received an equity award of service-based restricted stock units ("RSUs") with a value of approximately $250,000. The awards vest in a single installment on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders.
Upon election to the Board, each new non-employee director receives a grant of approximately $250,000 in RSUs vesting on the first anniversary of the date of grant subject to the director’s continued service on the Board through the vesting date. If the election to the Board for a new director occurs other than at an annual meeting of stockholders, the subsequent annual equity grant is pro-rated based upon time the director served since first election. Mr. Beecher and Ms. Kennedy each received an equity award of RSUs with a value of approximately $250,000 in connection with his and her respective appointment to the Board in 2023; Mr. Beecher was appointed prior to the annual meeting of stockholders in 2023 and Ms. Kennedy was appointed after such meeting. Mr. Beecher's annual equity grant following the annual meeting of stockholders in 2023 was pro-rated to a value of approximately $125,000 in RSUs. Any director who retires after at least eight years of service on the Board will be entitled to full vesting of all RSUs then held by the director.
Director Compensation Table
The following table summarizes the compensation of each of our non-employee directors for 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Gregory Beecher(2)	59,648	374,857	434,505
Michael Child	47,500	249,957	297,457
Jeanmarie Desmond	73,125	249,957	323,082
Gregory Dougherty	75,000	249,957	324,957
Kolleen Kennedy(2)	20,000	249,988	269,988
Eric Meurice	61,425	249,957	311,382
Natalia Pavlova	40,000	249,957	289,957
John Peeler	136,667	249,957	386,624
Thomas Seifert(3)	6,042	—	6,042
Agnes Tang	51,459	249,957	301,416
(1)The amount reported is equal to the fair value of the RSU awards as of the grant date determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") disregarding any estimates of forfeitures related to service-based vesting. The assumptions that we used with respect to the valuation of RSU awards are set forth in Note 15 to our Consolidated Financial Statements in our Annual Report.
(2)Mr. Beecher and Ms. Kennedy joined the Board on January 20, 2023 and August 1, 2023, respectively.
(3)Mr. Seifert resigned from the Board on February 27, 2023.
30     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Director Compensation
Outstanding Equity Awards Table
The following table provides information regarding unexercised stock options and unvested RSUs held by each of our non-employee directors on December 31, 2023:

Name	Unvested Restricted Stock Units (#)	Total Number of Shares Underlying Option Awards Held (#)
Gregory Beecher	2,999	—
Michael Child	2,188	17,078
Jeanmarie Desmond	2,188	—
Gregory Dougherty	2,188	3,259
Kolleen Kennedy	2,296	—
Eric Meurice	2,188	14,378
Natalia Pavlova	2,188	—
John Peeler	2,188	7,576
Agnes Tang	2,188	—
The Company no longer grants stock options to non-employee directors. All previously-granted options were vested as of December 31, 2023.
Our Charter limits the dollar amount of personal liability of our directors for breaches by them of their fiduciary duties. Our Charter requires us to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). We have also entered into indemnification agreements with all of our directors and we have purchased directors’ and officers’ liability insurance.
Objectives of Director Compensation
Quality non-employee directors are critical to our success. We believe that the two primary duties of non-employee directors are to effectively represent the long-term interests of our stockholders and to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:
•Adequately compensate directors for their responsibilities and time commitments and for the personal liabilities and risks that they face as directors of a public company.
•Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity and business character.
•Align the interests of directors with our stockholders by providing a significant portion of compensation in equity and requiring directors to own our stock.
•Provide director compensation that is simple and transparent to stockholders and reflects corporate governance best practices.
Elements of Director Compensation
We believe that the following components of our director compensation program support the objectives above:
•We provide cash compensation through retainers for Board and committee service, as well as additional cash retainers to the non-executive Chair of the Board and chairs of our standing Board committees. We do not provide Board and committee meeting fees. Compensating our directors in this manner simplifies the administration of our program and creates greater equality in rewarding service on committees of the Board. The additional retainers for Board or committee leadership compensate directors for the additional responsibilities and time commitments involved with chair responsibilities.
•We pay for, provide or reimburse directors for expenses, including business class travel, incurred to attend Board and committee meetings and director education programs. We do not pay our non-employee directors any additional payments or perquisites.
•Directors do not have a retirement plan.
•Directors who are also employees receive no additional compensation for service on the Board.

Director Compensation
Determining Director Compensation
Our Compensation Committee reviews our director compensation program every other year to confirm that the program remains appropriate and competitive and recommends any changes to our full Board for consideration and approval.
In 2023, the Compensation Committee engaged Aon's Human Capital Solutions practice, a division of Aon plc ("Aon"), an independent compensation consultant, to provide a comprehensive review of compensation for non-employee directors in comparison to the same compensation peer group used for the Company’s executive compensation analysis. The analysis included review of cash retainers, initial and annual equity grants, vesting schedules, and meeting fees for Board and committee service. Based upon its review, in 2023 the Compensation Committee determined that the director compensation continues to be appropriate in general but recommended an increase in the non-executive Chair annual retainer to $80,000 from $70,000, which change was approved by the Board.
DETERMINING NON-EMPLOYEE DIRECTOR COMPENSATION

1	2	3
The Compensation Committee engages independent compensation consultant to review compensation of non-employee directors as compared to peer group
The Compensation Committee evaluates the independent compensation consultant's report, compensation trends and need to retain and attract high caliber non-employee directors consistent with comparable companies
The Board considers changes to non-employee directors compensation program recommended by the Compensation Committee

Director Stock Ownership Guidelines
The Board adopted stock ownership guidelines to more closely align the interests of our directors with those of our long-term stockholders. Under the guidelines, non-employee directors are expected to maintain a minimum investment in our common stock of five times their annual cash Board retainers (excluding committee or leadership retainers).
Unvested time-based RSUs count toward required stock ownership levels; stock options (whether vested or unvested) do not. Ownership requirements are to be achieved no later than four years after the election as a director, except that prior to such time the director is expected to retain a certain portion of stock issued upon exercise of stock options or vesting of RSUs until the minimum ownership level is attained. All directors were in compliance with our stock ownership guidelines as of December 31, 2023.
32     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Proposal 2	Advisory Vote to Approve Our Executive Compensation

We are asking our stockholders to cast an advisory vote to approve the compensation of the NEOs as disclosed in this Proxy Statement in accordance with the requirements of Section 14A of the Exchange Act. This proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. As most recently recommended by our stockholders in 2023, we submit this proposal for a non-binding vote on an annual basis. At the annual meeting of stockholders in 2023, the last time this proposal was up for a non-binding, advisory vote, nearly 97% of votes cast on this proposal were in favor of our executive compensation practices as disclosed in our 2023 proxy statement.
Our compensation program is designed to be simple, effective and link pay to performance. It reflects the size, scope and success of IPG’s business as well as the responsibilities of our NEOs. As evidence of this philosophy, approximately 86% and 78% of the total direct target compensation of our CEO and other NEOs (average), respectively, in 2023 was at risk. "At risk" implies awards that are subject to performance conditions and/or stock price performance. Also, 50% of long-term incentives granted to NEOs are subject to performance-based vesting.
We believe our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. We encourage you to read the Compensation Discussion and Analysis section of this Proxy Statement and the compensation tables and narrative disclosures that follow for additional details about our 2023 executive compensation program for our NEOs.
As an advisory vote, the results of this vote will not be binding upon the Board or the Company. However, the Compensation Committee and the Board value the opinions expressed by our stockholders on this proposal and will consider the outcome of the vote when making future decisions on the compensation of our NEOs.
Thus, the Company is submitting to stockholders the following resolution for their consideration and approval:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative).

The Board recommends that you vote FOR approval of our executive compensation.

Compensation Discussion and Analysis
Executive Overview
This Compensation Discussion and Analysis provides a review of our executive compensation philosophy and program, and Compensation Committee decisions for fiscal 2023. The discussion in this section focuses on the compensation of the NEOs for fiscal 2023, who were:

EUGENE SCHERBAKOV, PH.D.	Chief Executive Officer
TIMOTHY P.V. MAMMEN	Senior Vice President and Chief Financial Officer
ANGELO P. LOPRESTI	Senior Vice President, General Counsel and Secretary
TREVOR D. NESS	Senior Vice President, Sales and Strategic Business Development
ALEXANDER OVTCHINNIKOV, PH.D.	Senior Vice President, Chief Technology Officer
Detailed bios of the NEOs are included in the Annual Report.
Financial and Strategic Highlights of 2023
IPG faced several headwinds in 2023 that impacted our financial performance. Revenue was negatively impacted by softer industrial demand in China and Europe and increased competition in cutting in China. Also, weakness in demand from e-mobility and renewable energy markets in the second half of the year hurt results. IPG's revenue declined 10% in 2023 from the prior year, with the strong U.S. dollar negatively impacting revenue by approximately 2%. We continued to show progress in our strategy to diversify revenue away from cutting and reduce the amount of sales from China. Welding, now our largest application, grew, as did medical. Cash flow increased in 2023 with IPG generating operating net cash of $296 million, an increase of $83 million over 2022. IPG finished the year with a strong balance sheet with cash, cash equivalents and short-term investments of $1.2 billion and returned $223 million to stockholders through share repurchases in 2023.
2023 Executive Compensation Highlights
IPG maintained a compensation program consistent with the prior year and its pay for performance philosophy. For 2023, the Compensation Committee considered peer data showing rising compensation levels in light of persistent inflation and an IPG CEO salary that was lower than peer median. As a result, the Compensation Committee approved a 7.1% increase to the CEO's base salary from 2022 and a 3.5% increase to all other senior executive base salaries.
Variable cash compensation opportunity is based upon annual net sales and profitability (adjusted EBIT) against threshold, target and maximum performance goals. The 2023 annual incentive plan (AIP) was approved in early February 2023. We generally maintained the same structure for the 2023 AIP as in 2022 except that, after review and consideration of data provided by the Committee’s independent compensation consultant related to annual incentive plan payout ranges at peer companies, the Compensation Committee determined that the payout for meeting the threshold level of both financial goals would be 50% of financial target rather than 25%. While tracking close to budget in the first two quarters of 2023, business conditions in our markets toughened in the second half of the year. As a result, the Company fell short of full year net sales and adjusted EBIT threshold goals in the AIP and no NEO received a payout for financial performance. The NEOs earned partial payouts with respect to the individual performance components of the AIP as they executed strategic objectives for the long-term success of IPG.
In February 2023, the Compensation Committee also approved grants of long-term incentives in the form of equity awards for the NEOs. Grants remained at the same percentage of salary as the prior year. The Compensation Committee approved long-term incentives in 2023 that were 50% in the form of performance-based stock units ("PSUs") that are earned only if pre-determined financial performance metrics are achieved and 50% in the form of restricted stock units subject to service-based vesting ("RSUs"). Half of the PSUs are earned based on achievement of organic revenue growth targets and the other half are earned based on achievement of operating margin performance metrics, each over a three-year performance period. PSUs granted in 2020 that were eligible to be earned based on the ratio of operating cash flow to adjusted net income resulted in a payout in shares of common stock at 73.8% of target. PSUs granted in 2020 that were eligible to be earned based on three-year relative total stockholder return compared to the approved index were not earned, as performance was below threshold.
Severance benefits are reviewed periodically by the Compensation Committee with peer data provided by its independent compensation consultant. As discussed in further detail below, in its 2023 review, the Compensation Committee approved an increase in the payments to the CEO in the event of a termination without cause or resignation for good reason from eighteen months to twenty-four months, and an increase in health benefits continuation from twelve months to eighteen months, as well as an increase in health benefits continuation from twelve months to twenty-four months in the event of a non-renewal of the term of the employment agreement.
34     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis
Stockholder-Minded Compensation Practices

PRACTICES WE EMPLOY	PRACTICES WE AVOID
✓ Align our NEO Pay with Performance: Strong links of compensation to Company performance and stockholder returns for annual and long-term incentives. Annual bonus tied to revenue and net income and long-term incentives include PSUs.
✓ Balance Annual and Long-Term Incentives: Incentive programs provide an appropriate balance of annual and long-term incentives and include multiple measures of performance.
✓ Use Long-Term Incentives to Link Executive Pay to Company Performance: Over half of NEO pay consists of long-term incentives.
✓ Cap Annual Incentive Compensation and Performance-Based Equity Payouts.
✓ Annual Risk Assessment of Compensation Program.
✓ Independent Compensation Consultant: The Compensation Committee retains a compensation consultant, who is independent and without conflicts of interest with the Company.
✓ Stock Ownership Requirements: Officers and directors are subject to stock ownership guidelines to further align their interests with those of our stockholders. All of our NEOs substantially exceed the ownership guidelines.
✓ Clawbacks on Executive Compensation: We maintain a compensation recovery policy covering cash and equity.
✓ Anti-Pledging Policy.
✓ Anti-Hedging Policy Applicable to All Employees and Directors.

✗ No Guaranteed Annual Bonuses: Our annual incentive compensation plan is performance-based and does not include any minimum payout levels.
✗ No Excise Tax Gross-Ups: We do not provide excise tax gross reimbursements for change in control payouts.
✗ No Excessive Perquisites: We provide limited perquisites to our NEOs.
✗ No Severance For “Cause” Terminations.
✗ No Single-Trigger Change in Control Payments or Benefits. Severance and equity acceleration for NEOs generally require a “double-trigger” of both a change-in-control and qualifying termination of employment.
✗ No Stock Option Repricing without Stockholder Approval. Our equity plans prohibit repricing underwater stock options.
✗ No Supplemental Executive Retirement Plans, Executive Pensions or Excessive Retirement Benefits.

Stockholder Feedback
At our 2023 annual meeting of stockholders, our stockholders overwhelmingly approved our executive compensation structure in a “say-on-pay” advisory vote, with nearly 97% of votes cast in favor of our executive compensation structure. After considering the results of the 2023 vote, the Compensation Committee determined to maintain its general pay philosophy and practices. At our annual meeting in 2023, our stockholders recommended an advisory "say-on-frequency" proposal to hold “say-on-pay” advisory votes every year and, therefore, we elected to submit the advisory “say-on-pay” proposal to our stockholders on an annual basis. Proposal 2 described herein is the "say-on-pay" advisory vote.
Say-on-pay approval during last stockholder vote (2023)

2023 Compensation of Named Executive Officers
Our Business and Our Compensation Philosophy
The guiding principles of our executive compensation philosophy and practices continue to be pay-for-performance, accountability for annual and long-term performance, alignment to stockholders’ interests and providing competitive pay to attract and retain executives. We believe our compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders.
Our executive compensation program is designed to focus our executive officers on both annual and long-term financial and operational performance without encouraging unnecessary risk. Approximately 86% and 78% of the total direct target compensation opportunities for our CEO and other NEOs (average), respectively, in 2023 was at risk. "At risk" compensation includes awards that are subject to performance conditions and/or stock price performance.
The amounts below illustrate the allocation of all fiscal 2023 compensation components at target for our CEO and the average for our other NEOs as a group.

Primary Compensation Elements		Objective
Base Salary
•Provide a competitive fixed component of cash compensation to attract and retain talented and experienced executives with the knowledge and skills necessary to achieve the Company’s strategic business objectives
•The Compensation Committee uses the services of an independent compensation consultant to assess the base salaries as compared to a competitive target range of the Company’s peer group and a larger group of technology companies
•The Compensation Committee considers these factors when setting base salaries of the NEOs: scope of the NEO's responsibilities, contributions, skills, knowledge, experience, seniority and annual and long-term Company performance

CEO	OTHER NEOs

Annual Incentive Plan
•Offer a variable cash compensation opportunity that may be earned based upon the level of achievement of challenging corporate goals, with an additional compensation opportunity based upon individual performance
•Foster a shared commitment among executives through establishment of uniform Company financial goals
•Award payouts are subject to a cap of 225% of target in a performance period

CEO	OTHER NEOs

Long-Term Incentives
•Align interests of our NEOs and stockholders by motivating executive officers to increase long-term stockholder value
•50% of long-term incentives are eligible to be earned based upon performance measures
•PSUs provide an additional incentive to our NEOs based on performance. 50% of PSUs are based on the Company's organic revenue growth and 50% are based upon operating margin, measuring the Company's performance over three years
•Service-based equity awards consist of RSUs. They offer long-term retention while providing alignment with stockholder value creation
•Enhance retention with RSUs vesting one-third annually over three years and PSUs cliff vesting after three years

CEO	OTHER NEOS

Performance-based Equity Award (PSUs) & Service-based Equity Award (RSUs)

36     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

2023 Compensation of Named Executive Officers
Base Salary
We provide base salary to our NEOs and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Unlike annual cash incentives and long-term equity incentives, base salary is not subject to performance risk. The Compensation Committee reviews data provided by its independent compensation consultant and considers the factors when setting base salaries of the NEOs: experience, skills, seniority, knowledge and responsibilities of the executive and the individual’s performance assessment provided by the CEO. With respect to the CEO, the Compensation Committee additionally considers the performance of the Company as a whole in its recommendation to the independent directors, who set CEO compensation.
In February 2023, the Compensation Committee evaluated the base salaries and total cash compensation for the NEOs with the assistance of Aon, its independent compensation consultant at the time. The Compensation Committee approved increasing Dr. Scherbakov's base salary by 7.1% from 2022 and base salaries for the other NEOs by 3.5% from 2022 levels based in part on peer data showing rising compensation levels in light of persistent inflation and an IPG CEO salary that was lower than peer median.
Annual Incentives
A significant portion of the individual’s potential short-term compensation is in the form of annual cash incentive pay tied to the achievement of goals set by the Compensation Committee under our Senior Executive AIP administered by the Compensation Committee. The Compensation Committee determines who is eligible to receive awards under the AIP, defines performance goals and objectives for executives, establishes target awards for each participant for the relevant performance period, and determines the percentage of the target award that should be allocated to the achievement of each of the chosen performance goals. After the end of the fiscal year, the independent directors and the Compensation Committee determined the amount of the CEO’s and each NEO’s actual annual incentive award, respectively, based upon its evaluation of achievement against pre-determined goals.
At target, the financial performance payout accounts for 75% of the overall target award and personal performance payout accounts for 25% of the target award. After review and consideration of data provided by the Committee’s independent compensation consultant related to annual incentive plan payout ranges at peer companies, the Compensation Committee determined that the payout for meeting the threshold level of both financial goals would be 50% of the target award subject to the applicable financial performance metric, rather than 25%, the level used in prior years. Therefore, the financial performance portion of the award can be earned at 50%-267% of target with respect to each goal for threshold-to-maximum performance, with a payout of 100% at target performance and no payout for below threshold performance. The CEO can earn up to 25% of his target award based upon goals and objectives determined by the independent directors. The other NEOs also are eligible for payouts up to 25% of the target award based on their individual performance in support of the CEO’s goals and other objectives, the recommendation of the CEO, and other factors the Compensation Committee deems relevant. The maximum opportunity under the AIP is 225% of the target payout.
The Compensation Committee approved annual performance targets and targeted individual payouts for the Company’s NEOs and other executive officers for fiscal year 2023. Consistent with prior years, the Compensation Committee identified two financial performance measures: net sales and adjusted EBIT, each as determined under the AIP, and assigned a 50% weighting factor to each financial performance goal. The Compensation Committee chose to focus on net sales and adjusted EBIT so that our NEOs and other executive officers would be incentivized to deliver the types of financial performance that benefit our stockholders, namely sales and profits. The annual incentive targets were set at 110% and 80% of base salary for the CEO and other NEOs, respectively, which was consistent with the target awards as a percentage of base salary set in 2022. The Compensation Committee established the goals early in the fiscal year 2023 and evaluated achievement of the goals after year-end.

2023 Compensation of Named Executive Officers
The Compensation Committee set the performance goals based upon the best available information at the time, in the context of macroeconomic uncertainty surrounding the second half of the year, namely a potential U.S. recession related to interest rate increases and lack of recoveries in China and Europe. The goals were designed to be challenging and were expected to incentivize the NEOs to advance IPG’s strategic and operational priorities.
In early 2024, the Compensation Committee determined a payout percentage based on its evaluation of results against net sales and adjusted EBIT targets as approved in the AIP approved in February 2023 and no adjustments were made to the financial performance targets approved by the Committee in early 2023. Adjusted EBIT is defined as the Company's earnings before interest and taxes and excludes stock-based compensation and foreign exchange transaction gains and losses, consistent with prior years. GAAP net sales as reported in our financial statements was used for purposes of the AIP.
Our net sales declined 10% from the prior year as a result of soft industrial demand in China and Europe and increased competition in China in competitive markets like flat-sheet cutting. Also, currency translation negatively impacted revenue by 2% due to the strong U.S. dollar. Profits were adversely impacted by lower revenue and reduced overhead absorption.
As a result, net sales of $1.287 million fell short of the target of $1,516 million. Threshold and maximum net sales levels under the AIP were $1,365 million and $1,668 million, respectively. Adjusted EBIT of $274 million also fell short of the target of $428 million due to the factors described above. Threshold and maximum adjusted EBIT levels under the AIP were $334 million and $507 million, respectively. Consistent with our pay-for-performance philosophy and due to below threshold performance against the financial performance goals, no payout was made under the 2023 AIP for financial performance.
Individual performance goals for the CEO were established by the independent directors early in 2023. Following a review of the CEO’s self-assessment of performance against his goals, the independent directors determined that the payout percentage for the individual performance portion of the CEO's AIP award would be 70% of his target. His performance included achieving important goals relating to initiatives to increase manufacturing resilience and restructure operations following restrictions on our Russia and Belarus operations from the Ukraine conflict, capital allocation planning and sale of several properties. However, the Company fell short of goals for revenue growth, inventory management and organizational development. The Compensation Committee evaluated each of the other NEO’s individual performance based on each NEO’s self-assessment and Dr. Scherbakov’s recommendation. The other NEOs earned payouts for the individual performance components of the AIP at 95% of target based upon their individual goals as reviewed by the Committee, success in working toward strategic goals and addressing the multifaceted challenges in 2023.
The fiscal year 2023 annual cash incentive award payments are included in the “Non-Equity Incentive Plan Compensation” column of the Executive Compensation – Summary Compensation Table and are set forth in the following table.

		Target(1)				Actual
	Annual Base Salary	Target Annual Incentive %	Corporate Performance Target (weighting)	Personal Performance Target (weighting)	Target Annual Incentive $	Financial		Personal	Final Award as % of Target	Final Award $
						Performance %		Performance %
Eugene Scherbakov	$864,889	110%	75%	25%	$951,378	—%	+	70%	17.5%	$166,491
Timothy Mammen	$538,700	80%	75%	25%	$430,960	—%	+	95%	23.8%	$102,353
Angelo Lopresti	$485,500	80%	75%	25%	$388,400	—%	+	95%	23.8%	$92,245
Trevor Ness	$477,100	80%	75%	25%	$381,680	—%	+	95%	23.8%	$90,649
Alexander Ovtchinnikov	$481,000	80%	75%	25%	$384,800	—%	+	95%	23.8%	$91,390
(1)The "threshold" and "maximum" amounts are provided in the 2023 Grants of Plan-Based Awards table.
38     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

2023 Compensation of Named Executive Officers
Long-Term Incentives
The goal of our equity-based award program is to provide employees and executives with the perspective of an owner having a long-term financial stake in our success, further increasing alignment with stockholders. Our equity-based incentives align the interests of our executives and stockholders by motivating executives to increase long-term stockholder value.
In 2023, our equity-based award program for our NEOs included PSUs and RSUs, with each award type representing half of the overall 2023 long-term incentive award opportunity (at target for the PSUs). The type and proportion of the equity grants reflected a review by our Compensation Committee with the assistance of Aon of equity award practices at peer companies. The Committee believes that granting a balance of PSUs and RSUs appropriately aligns executive compensation with the achievement of the Company’s strategic goals and long-term stockholder value creation. Additionally, the value of the PSUs and RSUs are tied to the Company's stock price which further links pay to performance.

2023 EQUITY ELEMENTS (at target)
In February 2023, the Compensation Committee determined to keep long-term performance metrics the same as 2022, but with different financial targets, thresholds and maximums. The Compensation Committee approved 2023 awards comprised of PSUs based upon organic revenue growth (at target, 25% of award value), and operating margin (at target, 25% of award value), and service-based RSUs (50% of award value). The Committee chose organic revenue growth and operating margin as the PSU performance metrics because they are generally accepted as two fundamental drivers of sustained stockholder value and provide clearer line-of-sight measurements than many alternative measures.
For the PSUs based upon organic revenue growth, the value of the PSU is based upon the compound annual growth rate of organic revenue over a three-year performance period starting on January 1, 2023, and ending on December 31, 2025. Organic revenue means total revenues, as determined under GAAP and recorded in our audited financial statements, excluding the impact of acquisitions and dispositions. For the 2023 awards, the target growth rate for the three year period was set based upon the annual budget approved by the Board for the then present year with the intent to incentivize and reward executives and other senior employees for achieving targeted revenue growth. The performance of operating margin to the target for each individual year in the performance period is averaged over the three-year performance period to calculate the final award earned. Operating margin is calculated by dividing our GAAP operating income by GAAP net sales. However, for purposes of this calculation, operating income will be adjusted to exclude stock-based compensation, the impact of all restructurings, impairments, legal settlements, employee separation costs, product liability charges, foreign exchange transaction gains and losses, to the extent such items were not contemplated and included in the target upon which the operating margin goals were based. Performance below the target results in below target payout, subject to a minimum performance level below which no award would be earned, and performance above the target results in payout above target, subject to a maximum cap of 200% of the target award and dollar payout cap of 600% of the value of the target award on the date of grant. Forward-looking targets for our PSUs are not disclosed as doing so could result in competitive harm and be detrimental to our operating performance. The goals will be disclosed at the end of the performance period along with the achievement levels and corresponding vesting of the performance-based restricted stock awards, if any.
PSUs, which cliff vest to the extent earned in March 2026 following the end of the three-year performance period, serve as a valuable retention tool and motivate executives to achieve our longer-term business objectives. RSUs vest annually over a three-year period and also encourage retention. PSUs and RSUs granted in 2023 are entitled to dividends equivalents, should any dividends be paid. Any dividends equivalents on shares underlying the PSUs and RSUs are not paid unless and until the corresponding awards vest.

2023 Compensation of Named Executive Officers
In 2023, the Compensation Committee used competitive market data from the total compensation study of peer companies and broader market survey data to gain perspective of appropriately competitive executive compensation. The Compensation Committee analyzed several aspects of the equity grant program, including (i) the degree to which executives have incentives to remain employed by the Company through unvested award value and (ii) the aggregate equity usage in terms of (a) annual usage, typically called burn rate and (b) cumulative equity delivery, typically called overhang, to determine the dilutive effect of equity awards on investors.
The table below provides information on grants of PSUs and RSUs to the NEOs in 2023.

Name	Equity Incentive as a Percentage of Base Salary (%)	Service-Based Restricted Stock Units (#)	Operating Margin PSUs (at Target) (#)	Operating Margin PSUs Range (Based upon Achievement) (#)	Organic Revenue Growth PSUs (at Target) (#)	Organic Revenue Growth PSUs Range (Based upon Achievement) (#)
Eugene A. Scherbakov	525	16,837	8,418	0 - 16,836	8,418	0 - 16,836
Timothy P.V. Mammen	300	6,160	3,080	0 - 6,160	3,080	0 - 6,160
Angelo P. Lopresti	275	5,089	2,544	0 - 5,088	2,544	0 - 5,088
Trevor Ness	275	5,001	2,500	0 - 5,000	2,500	0 - 5,000
Alexander Ovtchinnikov	275	5,042	2,521	0 - 5,042	2,521	0 - 5,042
Actual Performance of Performance-Based Stock Units.
Half of the PSUs granted in 2020 were eligible to be earned based on the relative stock performance of the Company's share price compared to the S&P Composite 1500 Electronic Equipment, Instrument and Component Index ("relative TSR") over the three year period beginning on March 1, 2020 and ending on March 1, 2023. Because the Company's relative TSR underperformed the S&P Electronics Index by more than 25%, no award was earned for the relative TSR PSUs. Similarly, no relative TSR PSUs were earned for the 2018 and 2019 grants, illustrating the alignment of the NEOs’ pay with the Company's pay for performance philosophy.
Half of PSUs granted in 2021 were eligible to be earned based on the ratio of operating cash flow to adjusted net income ("OCF PSUs") over a three-year performance period beginning January 1, 2021 and ending December 31, 2023. Such OCF PSUs vested in March 2024 at 66.3% of target.
2024 Update. In order to provide additional incentive and to motivate the NEOs to drive continued future performance in 2024 and beyond, the Committee approved a one-time, additional target value opportunity in 2024 to the NEOs other than the CEO, representing an increase of 40% over the annual LTI award.
40     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

2023 Compensation of Named Executive Officers
Other Compensation
Severance Benefits. The severance benefits that we offer to our NEOs assist us in recruiting and retaining talented individuals and are consistent with the range of severance benefits offered by our peer group. The severance provisions of our NEO employment agreements are summarized in Potential Payments upon Termination or Change in Control below.
Retirement Benefits. We do not offer an executive retirement plan or a non-qualified deferred compensation plan. Executives in the United States are eligible to participate in our 401(k) retirement savings plan on the same terms as all other U.S. employees. Our 401(k) retirement savings plan is a tax-qualified plan and therefore is subject to certain Internal Revenue Code limitations on the dollar amounts of deferrals and Company contributions that can be made to plan accounts. These limitations apply to our more highly-compensated employees (including the NEOs). We made matching contributions to our employees at a rate of 50% of deferrals subject to a maximum of 6% of eligible compensation under the 401(k) retirement savings plan, including the NEOs, who participate in the plan as set forth in the Summary Compensation Table. Dr. Scherbakov has historically participated in a German government-sponsored retirement program.
Moving and Living Expenses. In 2021, in connection with his appointment as CEO, the Company agreed to pay or reimburse Dr. Scherbakov for his expenses related to his employment in the United States, including housing. In 2023, these expenses included automobile, housing, medical and dental insurance, and tax preparation expenses. Dr. Scherbakov maintains his residence in Germany at his sole cost where he spends a portion of his time managing the Company and overseeing the Company's substantial European operations. The expenses related to his living in the U.S. are grossed up for taxes. While the Company generally does not provide gross-up payments for taxes to our senior executives in connection with perquisites and benefits, the Company determined to provide Dr. Scherbakov gross-up payments in connection with his stays in the U.S., and any related international tax compliance payments, because such expenses are incurred as a result of the Company’s request to perform his duties in the United States.
Personal Benefits. Our executives are eligible to participate in employee benefit plans, including medical, dental, life and disability insurance and vacation plans as well as an employee stock purchase plan, which is intended to be qualified under Section 423 of the Internal Revenue Code. The employee stock purchase plan allows participants to purchase Company shares at a price equal to 85% of the lesser of the fair market value at the first day or last day of the six month offering period, subject to limitations on the amount of shares. These plans generally are available to all salaried employees and do not discriminate in favor of executives. Benefits are intended to be competitive with the overall market in order to facilitate attraction and retention of highly-qualified employees.
The Compensation Committee compared the Company’s executive perquisites policies against the 2022 peer group and made no changes. The Company provides the use of a corporate aircraft to the CEO and other executives for business travel integral to the performance of their duties. The Company sold its corporate aircraft in 2022 and until December 2023 it leased a limited number of hours annual for executive travel. Executives are encouraged to use the aircraft for efficiency, safety and security. However, executives are not allowed to use the aircraft for personal use unless they fully reimburse the Company for the cost, except that family and other guests may accompany executives on the aircraft for business travel. In addition, exceptions are allowed for extenuating circumstances such as compassionate circumstances. The Company provides Dr. Scherbakov use of an automobile in the United States and Germany.
Executive Compensation Decision-Making
Role of Compensation Committee
The Compensation Committee determines, approves and administers the compensation programs for our executive officers, including our NEOs. The Compensation Committee recommends to the independent directors the CEO’s annual base salary, annual incentive opportunity and long-term incentive opportunity. The independent directors approve the CEO’s compensation and our Compensation Committee approves the compensation for other executive officers in consultation with our CEO. Our Compensation Committee is also responsible for making recommendations to the Board with respect to the adoption of equity plans and certain other benefit plans. The Compensation Committee and the independent directors meet in executive sessions when determining executive compensation.
The Compensation Committee may delegate authority whenever it deems appropriate. In 2023, the Compensation Committee delegated authority to grant equity awards for non-executives to the CEO, subject to certain conditions, including amounts of awards and review of awards by the Compensation Committee.
Our Compensation Committee’s policy is to set executive pay in accordance with the objectives of the Company’s compensation programs as described above. In the Compensation Committee’s view, the Company’s executive compensation program provides an overall level of compensation opportunity that is competitive with peer companies. Actual compensation levels may be greater or less than target compensation levels provided by similar companies based upon annual and long-term Company performance, as well as individual performance, contributions, skills, seniority, knowledge, experience and responsibilities.

2023 Compensation of Named Executive Officers
Role of Management
The CEO participates in the establishment of compensation levels and payouts for individual performance for other NEOs. He assesses the performance of all NEOs and recommends to the Compensation Committee the overall levels of achievement and personal performance in the year. Upon request, the NEOs provide supplemental material to the Compensation Committee to assist in the determination and implementation of compensation, policies and practices. The CEO is not involved in decisions regarding the setting of any component of his compensation. The CEO and other members of senior management attend Compensation Committee meetings at the invitation of the Compensation Committee.
Role of Independent Consultant
The Compensation Committee engaged Aon, an independent compensation consultant, to conduct a comprehensive review and analysis of our executive and non-employee director compensation programs and to make recommendations for compensation related to 2023. The consultation included non-executive compensation data and valuation services for equity incentives. Aon does not perform any other work for the Company. The Compensation Committee reviewed the independence of Aon in light of SEC rules and Nasdaq listing standards regarding compensation consultants. Based on such review, the Compensation Committee determined that there were no actual or potential conflicts of interest with Aon in 2023.
Pay Positioning Strategy and Peer Group
Consistent with prior years, in 2023 the Compensation Committee used competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. In late 2022, Aon performed an analysis of similarly-situated public companies and supplemented the peer group with broader, size-appropriate comparisons in the high technology industry using Aon/Radford survey data. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, length of tenure and succession planning. No single factor takes precedence over any other, nor is any formula used in making these decisions.
The Compensation Committee reviews this peer group annually with input from its independent compensation consultant to ensure that the comparisons are meaningful. In this review, the Compensation Committee considers several factors: it considers the current peer group to determine appropriateness, the peers used by institutional governance advisors, the companies that list our Company as a peer to understand crossover peers and broader research based upon established selection criteria to identify potential future peers. The Committee then develops criteria for business sector, including but not limited to revenue, operating income and market capitalization.
Based upon the process and applying the criteria above, the Compensation Committee, with input from Aon, approved adding Advanced Energy Industries, Inc., Albany International Corp., FormFactor, Inc., Kadant Inc. and Onto Innovation Inc. and removing Coherent, Inc. because it was acquired in 2022, as well as Entegris, Inc., Teradyne, Inc., Trimble Navigation Limited, and Waters Corporation. The Compensation Committee approved the proposed changes to the peer group for 2023 compensation determinations.
42     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

2023 Compensation of Named Executive Officers
For 2023, the peer companies were:

Advanced Energy Industries, Inc.	Albany International Corp.	Barnes Group, Inc.

Cognex Corporation	Coherent Corp.	Dolby Laboratories, Inc.

Donaldson Company, Inc.	FormFactor, Inc.	Graco, Inc.

IDEX Corporation	ITT, Inc.	Kadant Inc.

Littlefuse, Inc.	Lumentum Holdings Inc.	MKS Instruments, Inc.

National Instruments, Inc.	Nordson Corporation	Novanta, Inc.

Onto Innovation Inc.	Watts Water Technologies, Inc.

The peer companies selected by the Compensation Committee are companies that operate in the semiconductor equipment and electronic manufacturing industries, and are comparable in terms of revenue, net income, and market capitalization.
COMPANY VS. PEER GROUP
Other Factors Affecting Compensation
Tax Deductibility under Section 162(m). Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its “covered employees” as defined by Section 162(m) (generally, our current and former NEOs) to $1 million per executive (the “$1 million cap”). While our Board and Compensation Committee consider the potential effects of Section 162(m) of the Code on the compensation paid to our NEOs, the Compensation Committee believes it is appropriate to retain the flexibility to authorize compensation that may exceed the $1 million cap if, in the Compensation Committee’s judgment, it is in the Company’s best interest to do so. We generally will continue to emphasize performance-based compensation, even though it may no longer be deductible.
Accounting Considerations. We consider the accounting implications of our executive compensation program. In addition, accounting treatment is just one of many factors impacting plan design and pay determinations. Our executive compensation program is designed to achieve a favorable accounting and tax treatment so long as doing so does not conflict with the intended plan design or program objectives.
Compensation Risk
Management conducts an annual risk assessment of the Company’s compensation policies and practices for all employees, including non-executives, and reports its findings to the Compensation Committee. In 2023, management concluded that the Company’s compensation policies and practices are balanced and do not motivate imprudent risk taking. Management believes that the Company's compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

2023 Compensation of Named Executive Officers
In reaching this conclusion, they considered the following factors:
•our compensation program is designed to provide a mix of both fixed and variable incentive compensation;
•our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of the Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price;
•our senior executives are subject to compensation recovery policy, which discourages excessive risk-taking that could negatively affect our stock price;
•our incentive compensation programs are designed with vesting terms that are relatively consistent, spread out over several years, and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a vesting or payout threshold; and
•our senior executive incentive compensation program caps the amounts that may be paid for performance above target level.
Other Policies
Anti-Hedging and Anti-Pledging. The Board adopted policies prohibiting hedging transactions and the pledging of our common stock. Under our insider trading policy, no director or employee may engage in shorting shares of our common stock or any type of securities that we may issue, or buying or selling puts, calls or derivatives related to our common stock. Additionally, directors and officers of the Company may not pledge any Company shares. The Board amended our policy in 2023 to prohibit all pledging, a change from the prior policy which allowed directors and officers to pledge up to 20% of such person's total stock ownership subjected to certain conditions.
Executive Officer Stock Ownership Guidelines. The Board adopted stock ownership guidelines to closely align the interests of our executives with those of our long-term stockholders. Generally, the CEO must hold five times his annual salary in Company equity, and senior executive officers must hold at least two times their respective annual salaries in Company equity. Unvested RSUs subject solely to time-based vesting count toward required stock ownership levels; stock options (whether vested or unvested) and unvested PSUs do not. Indirect ownership of shares through a separate legal entity counts toward fulfillment of the ownership guidelines. Ownership requirements are to be achieved no later than four years after being appointed as an executive officer, except that prior to such time the officer is expected to retain a certain portion of stock issued upon exercise of stock options or vesting of RSUs and PSUs until the minimum ownership levels are attained. As of December 31, 2023, each of our NEOs exceeded their respective ownership requirements.
Clawback Policies. In July 2023, the Compensation Committee approved a new clawback policy, effective July 28, 2023. The Incentive Based Compensation Recoupment Policy (the "Required Clawback Policy”) complies with the SEC’s newly adopted clawback rules as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), and provides that in the event we are required to prepare a “financial restatement” (as defined in the Required Clawback Policy), we shall, subject to certain limited exceptions as described in the Required Clawback Policy, recover certain incentive based compensation from “covered persons” (i.e., current and former “executive officers”, defined to include any president/CEO, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function, or any officer or person who performs a policy making functions who served during the performance period applicable to “incentive based compensation” and received “incentive based compensation” after beginning service in any such role). Compensation that shall be recovered under the Required Clawback Policy includes “incentive based compensation” received during the three-year period prior to the “restatement date” (as defined in the Required Clawback Policy) that exceeds the amount that otherwise would have been received by the “covered person” had such compensation been determined based on the restated amounts in the financial restatement. Under the Required Clawback Policy, “incentive based compensation” includes any cash or equity compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure. The Required Clawback Policy applies to "incentive based compensation” received by a “covered person” on or after October 2, 2023.
The Board had previously adopted a compensation recovery policy in 2015 that allows the Company to recapture cash and equity performance-based compensation from executives if the amount of the award was based upon achieving certain financial results that were later restated due to the participant’s misconduct. This policy remains in effect and would apply to compensation received prior to October 2, 2023 that is not covered by the Required Clawback Policy. In addition, all equity awarded to employees since 2007 contain a provision under which employees may be required to forfeit equity awards or profit from equity awards if they engage in certain conduct, including competing against the Company, disclosing confidential information, or soliciting its employees or customers.
44     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
COMPENSATION COMMITTEE
Gregory Dougherty, Chair
Jeanmarie Desmond
Eric Meurice
John Peeler
March 15, 2024
The information in the Compensation Committee Report shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.

Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the total compensation of each NEO for 2023, 2022 and 2021, except in the case of Mr. Ness, who was not a NEO in 2022 or 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Eugene Scherbakov Chief Executive Officer(4)(5)	2023	864,890	4,416,887	166,491	277,284	5,725,552
	2022	785,174	4,999,721	540,200	310,425	6,635,520
	2021	803,200	4,406,457	1,919,896	155,298	7,284,851
Timothy Mammen Chief Financial Officer and Senior Vice President	2023	538,700	1,616,014	102,353	11,832	2,268,899
	2022	520,500	1,561,276	270,900	11,082	2,363,758
	2021	505,300	1,534,952	909,600	10,632	2,960,484
Angelo Lopresti Senior Vice President, General Counsel and Secretary	2023	485,500	1,334,917	92,245	15,444	1,928,106
	2022	469,100	1,289,844	244,100	12,762	2,015,806
	2021	455,400	1,267,921	819,700	12,312	2,555,333
Trevor Ness Senior Vice President, Sales and Strategic Business Development	2023	477,100	1,311,831	90,649	11,832	1,891,412

Alexander Ovtchinnikov Senior Vice President, Chief Technology Officer	2023	481,000	1,322,718	91,390	15,444	1,910,552
	2022	464,700	1,277,805	241,800	14,694	1,998,999
	2021	451,200	1,256,284	812,100	14,244	2,533,828
(1)Since 2020, the Company has granted PSUs and service-based RSUs, which are reflected in the Stock Awards column. The value of the PSUs is based on the probable outcome of the performance conditions (at the grant date), calculated in accordance with ASC Topic 718 disregarding forfeitures related to service-based vesting. For PSUs granted in 2023, the values of the award at the grant date assuming the highest level of performance conditions will be achieved are $4,416,756, $1,616,014, $1,334,786, $1,311,700, and $1,322,718 for Dr. Scherbakov, Messrs. Mammen, Lopresti and Ness, and Dr. Ovtchinnikov, respectively. There is no assurance that any of the performance targets will be achieved, that the service-based awards will vest or that the any of the recipients will realize the values listed above.
(2)Represents amounts earned under our AIP for services rendered in 2023, 2022 and 2021, respectively.
(3)The amount reported for 2023 for Dr. Scherbakov consists of U.S. housing allowance ($133,263), the expense of automobiles in Germany ($25,419) and the United States ($14,776), U.S. tax preparation fees ($3,000), dental insurance ($1,339) and $99,487 in tax gross-up associated with the foregoing U.S.-based benefits. Dr. Scherbakov maintains his principal residence in Germany at his sole cost. The Company pays for his U.S.-based living expenses and taxes thereon.
(4)Dr. Scherbakov was Chief Operating Officer, Managing Director of IPG Laser GmbH, and Senior Vice President, Europe prior to his appointment as CEO on May 4, 2021.
(5)A portion of the amounts paid to Dr. Scherbakov were denominated in Euros. Dr. Scherbakov’s salary as Chief Operating Officer for 2021 and as Chief Executive Officer in 2023, 2022 and 2021 was approved in Euro. Amounts paid in Euros were translated into U.S. dollars at the average daily exchange rates for the full years. The average daily rates in 2023, 2022 and 2021 for the Euro were 0.92, 0.95 and 0.85, respectively. As a result of compensation being paid in a currency that fluctuates against the U.S. dollar, the amount of salary paid may vary slightly from the salary stated in an employment agreement or approved by the Compensation Committee.

46     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation Tables
2023 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Eugene Scherbakov	2/17/2023	465,310	951,378	2,140,600	—	—	—	—	—
	2/17/2023	—	—	—	8,418	16,836	33,672	—	2,208,378
	2/17/2023	—	—	—	—	—	—	16,837	2,208,509
Timothy Mammen	2/17/2023	188,545	430,960	969,660	—	—	—	—	—
	2/17/2023	—	—	—	3,080	6,160	12,320	—	808,007
	2/17/2023	—	—	—	—	—	—	6,160	808,007
Angelo Lopresti	2/17/2023	169,925	388,400	873,900	—	—	—	—	—
	2/17/2023	—	—	—	2,554	5,088	10,176	—	667,393
	2/17/2023	—	—	—	—	—	—	5,089	667,524
Trevor Ness	2/17/2023	166,985	381,680	858,780	—	—	—	—	—
	2/17/2023	—	—	—	2,500	5,000	10,000	—	655,850
	2/17/2023	—	—	—	—	—	—	5,011	655,981
Alexander Ovtchinnikov	2/17/2023	168,385	384,880	865,980	—	—	—	—	—
	2/17/2023	—	—	—	2,521	5,042	10,084	—	661,359
	2/17/2023	—	—	—	—	—	—	5,042	661,359
(1)Amounts shown include possible payouts under the AIP for 2023 financial performance at threshold, target and maximum levels plus individual performance at the maximum level for each. The performance measures used in determining AIP payments are discussed in Compensation Discussion and Analysis—Annual Incentives above. Actual amounts paid for 2023 performance are shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.
(2)Dr. Scherbakov’s salary as Chief Executive Officer for 2023 was approved in Euro. The amounts included as possible payouts under the AIP for 2023 financial performance at threshold, target and maximum levels plus individual performance at the maximum level for Dr. Scherbakov were translated into U.S. Dollars at the average daily exchange rate for 2023.
(3)For a description of the PSUs, see Compensation Discussion and Analysis–Long-Term Incentives above.
(4)The amounts reported reflect service-based RSUs granted under our 2006 Incentive Compensation Plan, which vest in three annual installments commencing on March 1, 2024.
(5)Valuation based on the fair value of such awards as of the grant date determined pursuant to ASC Topic 718. The assumptions that we used with respect to the valuation of equity awards are set forth in Note 15 to our Consolidated Financial Statements in our Annual Report. Regardless of the value placed on an equity award on the grant date, the actual value of the equity award will depend on the market value of our common stock when such equity award vests, and, with respect to PSUs, on the Company's performance relative to the applicable performance metrics under such PSUs, as described above under Compensation Discussion and Analysis-Long Term Incentives. For PSUs granted in 2023, the maximum number of PSUs that can be earned is two times the target number of PSUs and the values of the award at the grant date assuming the highest level of performance conditions will be achieved are $4,416,756, $1,616,014, $1,334,786, $1,311,700, and $1,322,718 for Dr. Scherbakov, Messrs. Mammen, Lopresti and Ness, and Dr. Ovtchinnikov, respectively.

Executive Compensation Tables
2023 Outstanding Equity Awards at Fiscal Year-End

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(1)(4)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Eugene Scherbakov	2/28/2014	13,000	—	71.77	2/28/2024	—	—	—	—
	2/25/2015	7,326	—	97.65	2/25/2025	—	—	—	—
	2/18/2016	7,592	—	81.89	2/18/2026	—	—	—	—
	2/17/2017	10,367	—	119.50	2/17/2027	—	—	—	—
	2/22/2018	13,744	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	17,908	—	154.88	2/15/2029	—	—	—	—
	2/19/2020	—	—	—		2,035	220,879	—	—
	2/19/2021	—	—	—		2,619	284,266	1,735	188,317
	5/7/2021	—	—	—		2,534	275,040	1,680	182,347
	2/18/2022	—	—	—		12,182	1,322,234	14,617	1,586,529
	2/17/2023	—	—	—		16,837	1,827,488	16,836	1,827,379
Timothy Mammen	2/22/2018	6,642	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	8,654	—	154.88	2/15/2029	—	—	—	—
	2/19/2020	—	—	—		1,254	136,109	—	—
	2/19/2021	—	—	—		1,616	175,401	1,070	116,138
	2/18/2022	—	—	—		3,804	412,886	4,564	495,377
	2/17/2023	—	—	—		6,160	668,606	6,160	668,606
Angelo Lopresti	2/25/2015	5,661	—	97.65	2/25/2025	—	—	—	—
	2/18/2016	5,861	—	81.89	2/18/2026	—	—	—	—
	2/17/2017	7,184	—	119.50	2/17/2027	—	—	—	—
	2/22/2018	5,786	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	7,540	—	154.88	2/15/2029	—	—	—	—
	2/19/2020	—	—	—		1,056	114,618	—	—
	2/19/2021	—	—	—		1,335	144,901	884	95,949
	2/28/2022	—	—	—		3,143	341,141	3,771	409,304
	2/17/2023	—	—	—		5,089	552,360	5,088	552,252
48     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation Tables

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(1)(4)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Trevor Ness	2/22/2018	5,689	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	6,212	—	154.88	2/15/2029	—	—	—	—
	2/19/2020	—	—	—		1,038	112,665	—	—
	2/19/2021	—	—	—		1,312	142,404	869	94,321
	2/18/2022	—	—	—		3,089	335,280	3,705	402,141
	2/17/2023	—	—	—		5,001	542,809	5,000	542,700
Alexander Ovtchinnikov	2/17/2017	7,119	—	119.50	2/17/2027	—	—	—	—
	2/22/2018	5,734	—	239.72	2/22/2028	—	—	—	—
	2/15/2019	7,472	—	154.88	2/15/2029	—	—	—	—
	2/19/2020	—	—	—		1,046	113,533	—	—
	2/19/2021	—	—	—		1,322	143,490	876	95,081
	2/18/2022	—	—	—		3,114	337,994	3,736	405,505
	2/17/2023	—	—	—		5,042	547,259	5,042	547,259
(1)The vesting dates assume the continued service of the NEO through the applicable vesting date. Service-based RSUs granted prior to 2022 vest in four annual installments commencing on March 1 of the year following the grant. Service-based RSUs granted in 2022 and 2023 vest in three annual installments commencing on March 1 of the year following the grant. PSUs granted in 2023, 2022 and 2021 vest in one installment on March 1 of 2026, 2025 and 2024, respectively. However, the RSUs granted on May 7, 2021 to Dr. Scherbakov vest in four annual installments commencing on May 7, 2022 and PSUs granted on May 7, 2021 to Dr. Scherbakov vest in one installment on May 7, 2024.
(2)Represents the closing price of a share of our common stock on the grant date.
(3)Based upon the closing common stock price on December 29, 2023, the last trading day of 2023, which was $108.54 per share.
(4)The PSU performance measurement periods end March 1, 2026, 2025 and 2024 for PSUs granted in 2023, 2022, and 2021, respectively. The number of shares that can be earned ranges from 0% to 200% of the target number of PSUs based upon achievement of pre-determined performance metrics and the amounts presented above assume attainment of the maximum performance levels (200%) not limited by dollar value caps. PSUs have dollar payout caps of 600% of the value of the target award on the date of grant. See "2023 Compensation of Named Executive Officers—Long-Term Incentives—Actual Performance of Performance-Based Stock Units" for more information on the vesting of PSUs granted in March 2020 and 2021.

Executive Compensation Tables
Option Exercises and Stock Vested in 2023
The following table provides information on NEO stock option exercises and vesting of RSUs and PSUs during 2023. PSUs granted in 2020 were eligible to vest in March 2023. IPG performance fell below threshold for TSR PSUs, resulting in no shares paid out for such awards. For PSUs based on the ratio of operating cash flow to adjusted net income, IPG performance resulted in a distribution of common stock at 73.8% of target.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Eugene Scherbakov	3,000	179,670	15,257	1,893,435
Timothy Mammen	—	—	6,564	818,137
Angelo Lopresti	—	—	5,505	686,143
Trevor Ness	—	—	5,412	674,552
Alexander Ovtchinnikov	—	—	5,454	679,787
(1)The value realized is based on the difference between the reported closing common stock price on the date of exercise and the exercise price of the stock option; dollar amount represents pre-tax value received on exercise.
(2)The value realized is based on the closing common stock prices on the vesting dates of service-based RSUs and PSUs; dollar amount represents pre-tax value received on vesting.
Post-Employment Compensation and Other Employment Agreements
The Company has entered into employment agreements with each of the NEOs, effective through December 31, 2024. Upon expiration, the employment agreements will automatically renew for successive one-year periods, unless the Company or a NEO provides written notice of non-renewal at least six months prior to the end of the then-current term. In the event of a change in control, the agreements would extend through the second anniversary of the change in control. The employment agreements set the annual base salaries and stipulate that the Compensation Committee may adjust the salaries annually, as noted in Compensation Discussion and Analysis - Base Salary above. The agreements entitle these executive officers to participate in bonus plans, standard insurance plans such as life, short-term disability and long-term disability insurance and retirement benefits, such as the 401(k) retirement savings plan and equity award plans described above, on similar terms and on a similar basis as such benefits are available to executives at similar levels within the Company.
Termination without "cause" or for "good reason"
If the Company terminates the employment of any of the NEOs without cause (as defined in the respective employment agreements) or any of the NEOs terminates his employment for good reason (as defined in the respective employment agreements) (such terminations are referred to below as “Involuntary Terminations”), then the NEO would receive:
•continuation of salary for twenty-four months for the CEO and eighteen months for the other NEOs;
•a pro-rata portion of the annual bonus that the NEO would have received had he remained employed through the end of the applicable bonus period, based on actual performance, provided that, with respect to any personal performance evaluation element of the annual bonus calculation, if all financial metric components meet or exceed the target level of performance, the NEO shall be deemed awarded 100% of the potential personal performance evaluation bonus; if no financial metric bonus is awarded, no personal performance evaluation bonus will be deemed awarded, and amounts in between the threshold and target levels of performance will be determined by linear interpolation (such portion based on the percentage of the year that the NEO was employed by the Company) (the "Pro-Rated Bonus");
•cash reimbursement for continuation of health benefits for up to twenty-four months for the CEO and eighteen months for the other NEOs; and
•accelerated vesting of equity compensation awards that otherwise would have vested within twelve months following the termination of employment.
Termination without "cause" or for "good reason" within 24 months following a change in control
Upon an Involuntary Termination within twenty-four months following a change in control of the Company, the NEO would be entitled to continuation of salary and reimbursement of COBRA premiums for health benefits for twenty-four months, the Pro-Rated Bonus for the year of termination plus a payment of two times the average annual bonus paid to the NEO for the three full years preceding the year of termination. Under the employment agreements, all equity awards vest fully upon an Involuntary Termination that occurs within two years of a change in control. Upon a change in control, the term of the employment agreements would automatically be extended to the second anniversary of the change in control if such date is later than expiration of the current term.
50     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation Tables
If the total value of all payments and benefits, including any equity vesting (“total payments”), made to a NEO in connection with or on account of a change in control would result in an excise tax under the provisions of Internal Revenue Code Section 4999 (the “golden parachute tax”), the total payments will be reduced so that the maximum amount of total payments (after reduction) is $1.00 less than the amount that would cause the total payments to be subject to the golden parachute tax; provided, however, that the total payments will only be reduced to the extent that the after-tax value of amounts received by the officer after application of the above reduction would exceed the after-tax value of the total payments received without application of such reduction (so called “best after-tax treatment”).
Death
If a NEO's employment is terminated by death, the NEO will receive a Pro-Rated Bonus, and all RSUs outstanding on such date will immediately vest and all PSUs outstanding on such date will immediately vest at one hundred percent (100%) of target level.
Disability
If a NEO's employment is terminated due to "disability" (as defined in the respective employment agreement), the NEO will receive a Pro-Rated Bonus for the year of termination.
With respect to equity awards granted after July 2021, if a NEO's employment is terminated due to disability, such RSUs outstanding on such date shall immediately vest and such PSUs outstanding on such date will vest, if at all, on the vesting date set forth in the award agreement on a pro-rated basis at the actual achievement level earned at the end of the performance period.
With respect to equity awards granted prior to July 2021, if a NEO's employment is terminated due to disability, such RSUs and PSUs outstanding will immediately be forfeited as of such date.
Termination following non-renewal
If the term of the employment agreement of any of the NEOs terminates and the Company does not offer such NEO continued employment in the same or a substantially similar position or in a higher position than the NEO's position at the end of the term and at a compensation level that is the same or substantially similar to the compensation level in effect at the end of the employment period, then such NEO may resign from employment and would receive continuation of salary for twelve months and health benefits for up to twenty-four months for the CEO and twelve for the other NEOs, plus a Pro-Rated Bonus.
For Cause
Under the employment agreements, the Company would not be obligated to provide any severance payments or benefits if employment were terminated by the Company for cause or by the NEO other than for good reason.
Additional Terms
Severance payments to the NEOs are conditioned upon the release of claims by the NEO in favor of the Company. Each of the NEOs entered into a separate restrictive agreement that prohibits each from competing with the Company for a period of one year after the termination of his employment with the Company for any reason and from hiring or attempting to hire the Company’s employees or soliciting customers or suppliers of the Company for a period ending eighteen months following the termination of his employment for any reason. Each of the NEOs is entitled to receive his base salary for the period during which the Company enforces the non-competition provisions of the agreement but not for more than one year following termination of his employment.

Executive Compensation Tables
Potential Payments upon Termination or Change in Control
The following table provides information regarding compensation and benefits that would be payable to our NEOs as of December 31, 2023, upon an Involuntary Termination absent a change in control and within twenty-four months following a change in control and upon terminations in other circumstances. The incentive plan severance was calculated using the actual amount awarded under the 2023 AIP. There can be no assurance that the event triggering payments would produce the same or similar results as those described below if such event occurs on any other date or at any other price, or if any other assumption used to estimate the potential payments and benefits is changed. Any actual payments and benefits may be different due to a number of factors that affect the nature and amount of any potential payments or benefits.

Name	Benefit	Termination Without Cause or For Good Reason ($)	Termination Without Cause or For Good Reason Following a Change in Control ($)(1)	Termination upon Death ($)	Termination following Disability ($)	Termination following Non- Renewal ($)
Eugene Scherbakov	Salary Severance and Benefits Continuation	1,741,815	1,741,815	—	—	876,925
	Incentive Plan Severance	166,491	2,188,958	166,491	166,491	166,491
	Equity Acceleration	2,141,476	8,858,926	8,858,926	5,081,011	—
	Total	4,049,782	12,789,699	9,025,417	5,247,502	1,043,416
Timothy Mammen	Salary Severance and Benefits Continuation	853,294	1,137,726	—	—	568,863
	Incentive Plan Severance	102,353	1,139,953	102,353	102,353	102,353
	Equity Acceleration	769,259	3,031,522	3,031,522	1,717,248	—
	Total	1,724,906	5,309,201	3,133,875	1,819,601	671,216
Angelo Lopresti	Salary Severance and Benefits Continuation	728,250	971,000	—	—	485,500
	Incentive Plan Severance	92,245	1,016,912	92,245	92,245	92,245
	Equity Acceleration	637,709	2,506,514	2,506,514	1,418,690	—
	Total	1,458,204	4,494,426	2,598,759	1,510,935	577,745
Trevor Ness	Salary Severance and Benefits Continuation	760,894	1,014,526	—	—	507,263
	Incentive Plan Severance	90,649	1,014,116	90,649	90,649	90,649
	Equity Acceleration	626,764	2,467,548	2,467,548	1,394,160	—
	Total	1,478,307	4,496,190	2,558,197	1,484,809	597,912
Alexander Ovtchinnikov	Salary Severance and Benefits Continuation	748,344	997,791	—	—	498,896
	Incentive Plan Severance	91,390	1,007,523	91,390	91,390	91,390
	Equity Acceleration	631,775	2,483,395	2,483,395	1,405,593	—
	Total	1,471,509	4,488,709	2,574,785	1,496,983	590,286
(1)Equity acceleration is calculated at the full value of service-based RSUs. For PSUs tied to performance period ending on December 31, 2023, the actual number of PSUs earned was used in the calculation; for PSUs tied to performance beyond 2023, the target number of PSUs was used in the calculations.
52     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Proposal 3	Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2024

Deloitte & Touche LLP currently serves as our independent registered public accounting firm and audited our consolidated financial statements for the year ended December 31, 2023. Our Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2024, and to conduct an integrated audit of our consolidated financial statements for the year ending December 31, 2024 and of our internal control over financial reporting as of December 31, 2024. Deloitte & Touche LLP has served as the Company’s auditor since 1999. A representative of Deloitte & Touche LLP will attend the Annual Meeting where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder questions.
The Audit Committee is solely responsible for the appointment, retention, termination and oversight of the work of our independent registered public accounting firm, including the approval of all engagement fees, terms, and the annual audit plan. In determining whether to reappoint Deloitte & Touche LLP as the Company’s independent external auditor, the Audit Committee took into consideration several factors, including an assessment of the professional qualifications and past performance of the lead audit partner and the Deloitte & Touche LLP team and the quality and level of transparency of the Audit Committee’s relationship and communications with Deloitte & Touche LLP. The Audit Committee considered, among other things, the knowledge and skills of Deloitte & Touche LLP’s auditing experts that would be providing services to the Company, international scope and knowledge of the Company and its operations. After its assessment, the Audit Committee concluded that the best course of action was to reappoint Deloitte & Touche LLP as the Company’s independent external auditor for 2024. Lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services. The maximum number of consecutive years of service in that capacity is five years and 2024 is a year of lead audit partner rotation. The process for rotation of the Company's lead audit partner involves an inquiry into the backgrounds and experiences of several potential lead partners, a narrowing of the list to one or more, a meeting between the candidate or candidates for the role with the Chair of the Audit Committee, as well as with management. This is accompanied by several discussions with and a final approval by the entire Audit Committee. The Audit Committee engaged in this process before approving a new lead audit partner for the 2024 audit.
Fees Paid to Deloitte & Touche. The fees for services provided by Deloitte & Touche LLP, member firm of Deloitte Touche Tohmatsu, and their respective affiliates, to the Company were:

	Fees
Fee Category	2023	2022
Audit fees	$2,529,772	$2,367,800
Audit-related fees	—	—
Tax fees	—	159,320
All other fees	1,895	1,895
Total Fees	$2,531,667	$2,529,015
Audit fees. These fees comprise fees for professional services rendered in connection with the audit of the Company’s consolidated financial statements that are customary under auditing standards generally accepted in the United States. Audit fees also include fees for the audits of statutory financial statements, consents and reviews related to SEC filings and quarterly services with respect to the preparation of our unaudited quarterly financial statements.
Audit-related fees. These fees comprise fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
Tax fees. Fees for tax services consist of fees for tax compliance services and tax planning and advice services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.

Proposal 3 Ratify Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for 2024
All other fees. These are fees for any services not included in the other three categories.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services as well as specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval is generally provided for each fiscal year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required. All of the services performed by Deloitte & Touche LLP in 2023 were pre-approved by the Audit Committee.
Our Audit Committee is solely responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our stockholders. However, our Audit Committee has recommended that the Board submit this matter to the stockholders in a non-binding, advisory vote as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board recommends that you vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.

54     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Other Information

Audit Committee Report
The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.
Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an integrated audit of the Company’s consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee also oversees the Company's internal audit function and employs an international auditing firm to conduct internal audits throughout the Company of various financial, operational and information technology areas as selected each year by the Audit Committee. The Audit Committee periodically met and held separate discussions with the internal auditors and the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2023 with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm. The Audit Committee also has considered whether Deloitte & Touche LLP’s provision of non-attest services to the Company is compatible with maintaining the auditors’ independence.
Based on the above-mentioned reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC.
AUDIT COMMITTEE
Jeanmarie Desmond, Chair
Gregory Beecher
Gregory Dougherty
Agnes Tang
March 15, 2024
The information in the Audit Committee Report shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

Common Stock Ownership
The following table provides information about the beneficial ownership of our common stock as of April 26, 2024 by:
•each NEO,
•each person who is a director or nominee,
•all executive officers and directors as a group and
•each person or entity known by us to own beneficially more than five percent of our common stock.
Percentage of beneficial ownership is based on 45,568,197 shares of common stock outstanding as of April 26, 2024.

Name(1)	Shares Owned	Right to Acquire Shares within 60 Days	Total Beneficial Ownership(2)	Percent
Gregory Beecher	1,905	1,094	2,999	*
Michael Child(3)	56,915	19,266	76,181	*
Jeanmarie Desmond	3,116	2,188	5,304	*
Gregory Dougherty	6,929	5,447	12,376	*
Mark Gitin, Ph.D.	—	—	—	*
Kolleen Kennedy	—	—	—	*
Angelo Lopresti(4)(5)	9,068,466	32,032	9,100,498	20.0%
Timothy Mammen	51,682	15,296	66,978	*
Eric Meurice	14,303	13,554	27,857	*
Trevor Ness	17,087	11,901	28,988	*
Alexander Ovtchinnikov	57,538	20,325	77,863	*
Natalia Pavlova(6)	934,983	18,350	953,333	2.1%
John Peeler	6,771	9,764	16,535	*
Eugene Scherbakov(4)(7)	15,685,259	59,884	15,745,143	34.5%
Agnes Tang	1,575	2,188	3,736	*
All executive officers and directors as a group (16 persons)	17,179,319	211,289	17,390,608	38.0%
Other >5% Stockholders
IQ EQ Trust Company, U.S., LLC(4)(8)	8,727,210	—	8,727,210	19.2%
Valentin Gapontsev Trust I(8)	7,200,599	—	7,200,599	15.8%
IP Fibre Devices (UK) Ltd.(1)(7)	6,914,004	—	6,914,004	15.2%
First Eagle Investment Management, LLC(9)	4,257,637	—	4,257,637	9.3%
The Vanguard Group(10)	3,044,812		3,044,812	6.7%
BlackRock, Inc.(11)	2,761,451	—	2,761,451	6.1%
*    Less than 1.0%
(1)The contact address for each person or entity is in care of IPG Photonics Corporation, 377 Simarano Drive, Marlborough, Massachusetts 01752.
(2)In accordance with SEC rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after April 29, 2024 through the exercise of any option or the vesting of RSUs or PSUs.
(3)Includes 3,274 shares held in the name of Jewell Partners LLC, in which Mr. Child is partial owner and Managing Member, and 1,638 shares held by TA Money Purchase Plan for the benefit of Mr. Child.
(4)Includes (a) 7,200,599 shares owned of record by Valentin Gapontsev Trust I (“Gapontsev Trust I”), (b) 626,891 shares beneficially owned by Valentin Gapontsev Trust II (“Gapontsev Trust II”), and (c) 899,720 shares beneficially owned by Valentin Gapontsev Trust III (“Gapontsev Trust III”), because such person and entity is a trustee of each trust. Gapontsev Trust I, Gapontsev Trust II and Gapontsev Trust III were formed by the late founder of the Company and former Executive Chairman of the Board, Valentin Gapontsev.
56     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Common Stock Ownership
(5)Mr. Lopresti is one of three trustees of the Valentin Gapontsev Trust Agreement, a trust formed by Valentin Gapontsev. In such role, he shares voting, investment and disposal powers with two other trustees who have no relationship to the Company. Consequently, he may be deemed the beneficial owner of 298,638 shares owned by such trust. Mr. Lopresti disclaims beneficial ownership of the shares held by such trust.
(6)Ms. Pavlova is the wife of Dr. Igor Samartsev, the Company's Senior Vice President, Chief Scientist. Under SEC rules, the shares beneficially owned by each are deemed to be beneficially owned by the other. Also includes 10,000 shares held by Ms. Pavlova’s mother. Ms. Pavlova and Dr. Samartsev disclaim beneficial ownership of such shares.
(7)Dr. Scherbakov is the sole managing director of IPFD and has sole voting and investment power with respect to the shares held of record by IPFD. The following officers and directors of the Company or related parties have economic interests in IPFD: Gapontsev Trust I (48%), Mr. Samartsev (8%), Dr. Scherbakov (8%), the Estate of Valentin Gapontsev (3%) and Gapontsev Trust III (2%). Ms. Pavlova and Mr. Lopresti are personal representatives of the Estate of Valentin Gapontsev. Each such person and entity (other than Dr. Scherbakov) does not possess voting or investment power with respect to such interest and each disclaims beneficial ownership of the shares held by IPFD except to the extent of his or its economic interest therein.
(8)The address of the entity is 3 Executive Park Drive, Suite 302, Bedford, NH 03110. Based solely on a Schedule 13D/A filed with the SEC on January 4, 2024.
(9)The address of First Eagle Investment Management, LLC is 1345 Avenue of Americas 48th Floor New York, NY 10105. Based solely on a Schedule 13G/A filed with the SEC on February 8, 2024.
(10)The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024.
(11)The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Based solely on a Schedule 13G filed with the SEC on January 29, 2024.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our securities with the SEC. These directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that no such persons known to it was delinquent with respect to his or her reporting obligations as set forth in Section 16(a) of the Exchange Act, except that a Form 4 was not timely filed with respect to Eric Meurice, director, to report one transaction occurring on July 31, 2023. Promptly after the omission was discovered, Mr. Meurice filed a Form 4/A on January 31, 2024 to report such transaction.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information on the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Eugene Scherbakov, our CEO.
Determining our Median Employee:
As of December 31, 2023, the measurement date, we employed 6,487 employees, 64% of whom were located outside of the U.S. This includes all full-time, part-time, and temporary employees. It does not include independent contractors.
As permitted by applicable SEC rules, in identifying our median employee, we used the "de minimis" exemption to exclude from our employee population 311 workers in the following jurisdictions (employees excluded in parenthesis): Mexico (76), Canada (53), India (50), Korea (44), Turkey (18), United Kingdom (17), Brazil (11), France (9), Czech Republic (9), Spain (7), Thailand (6), Taiwan (5), Malaysia (3), Vietnam (2) and Singapore (1).
The SEC rules required us to identify our median employee by use of a consistently applied compensation measure (“CACM”). We chose a CACM that closely approximates the annual total cash compensation of our employees. Specifically, we identified the median employee as of December 31, 2023, by looking at total wages and bonuses paid in 2023. An average 2023 U.S. dollar exchange rate was applied to compensation reported in a foreign currency. After applying our CACM methodology and excluding the employees listed above, we identified the median employee.
Calculating the Pay Ratio: As required by the SEC rules, we calculated our median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (which is the calculation method for reporting total compensation in the Summary Compensation Table). The total compensation of our median employee was $42,185.
Our CEO’s total compensation as reported in the Summary Compensation Table for 2023 was $5,725,552. As a result, the estimated ratio of the annual total compensation of our CEO to median employee in 2023 was approximately 136 to 1.
The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with rules promulgated by the SEC. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided solely for compliance with SEC disclosure rules. The Compensation Committee does not consider this ratio when evaluating compensation arrangements.
58     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” on page 34 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and PSUs.

Year	Summary Compensation Table Total ($)		Compensation Actually Paid ($)		Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (MM)	Net Sales (MM)
	PEO (Eugene Scherbakov)	PEO (Valentin Gapontsev)	PEO (Eugene Scherbakov)	PEO (Valentin Gapontsev)			Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	5,725,552	—	4,897,587	—	1,999,742	1,783,708	75	151	219	1,287
2022	6,635,520	—	1,176,438	—	2,093,139	178,305	65	125	111	1,430
2021	7,284,851	3,254,034	1,633,757	3,254,034	2,641,365	414,607	118	160	278	1,461
2020	—	1,943,900	—	1,943,900	2,538,192	4,578,077	154	124	160	1,201
Columns (b). Reflects compensation amounts reported in the “Total” column of the “Summary Compensation Table” for Dr. Eugene Scherbakov and Dr. Valentin Gapontsev, for the respective years shown. Dr. Gapontsev was CEO until May 4, 2021, when Dr. Scherbakov succeeded him as CEO.
Columns (c). The dollar amounts reported for Dr. Scherbakov and Dr. Gapontsev under “Compensation Actually Paid” represent the amount of “compensation actually paid” to Dr. Scherbakov and Dr. Gapontsev, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Scherbakov during the applicable year. Dr. Gapontsev’s “compensation actually paid” is the same as the total from the Summary Compensation Table because Dr. Gapontsev did not receive long-term incentive compensation because of his significant level of common stock ownership, which the independent directors believed provided him with sufficient incentives to act in the best long-term interest of our stockholders during the time he was an executive of the Company. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Dr. Scherbakov’s total compensation for each year to determine the compensation actually paid:

	Dr. Scherbakov
	2023	2022	2021
Total Compensation as reported in Summary Compensation Table ($)	5,725,552	6,635,520	7,284,851
Less: Fair value of equity awards granted during fiscal year ($)	(4,416,887)	(4,999,721)	(4,406,457)
Plus: Fair value of equity awards granted in current year—value at end of year-end ($)	3,289,392	3,173,456	2,508,547
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year ($)	476,128	(556,517)	35,664
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year ($)	(176,598)	(3,076,300)	(3,788,848)
Compensation Actually Paid ($)	4,897,587	1,176,438	1,633,757
Equity Valuations: Stock option fair values are calculated based on the Black-Scholes option pricing model. Adjustments have been made to generate fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. PSU grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vesting. RSU grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each date of vesting.

Pay Versus Performance
Column (d). The dollar amounts reported under Average Summary Compensation Total for non-PEO NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding any individual serving as our CEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Timothy Mammen, Angelo Lopresti, Alexander Ovtchinnikov and Trevor Ness; and (ii) for 2022 and 2021, Timothy Mammen, Angelo Lopresti, Alexander Ovtchinnikov and Felix Stukalin.
Column (e). The dollar amounts reported under Average Compensation Actually Paid for non-PEO NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ average total compensation for each year to determine the compensation actually paid:

	Non-PEO NEOs
	2023 Average	2022 Average	2021 Average	2020 Average
Total Compensation as reported in Summary Compensation Table ($)	1,999,742	2,093,139	2,641,365	2,538,192
Less: Fair value of equity awards granted during fiscal year ($)	(1,396,370)	(1,353,906)	(1,331,057)	(1,616,786)
Plus: Fair value of equity awards granted in current year—value at end of year-end ($)	1,039,922	859,360	861,825	2,603,610
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year ($)	180,030	(219,681)	20,647	(404,187)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year ($)	(39,616)	(1,200,607)	(1,778,173)	1,457,248
Compensation Actually Paid ($)	1,783,708	178,305	414,607	4,578,077
Equity Valuations for purposes of this table were calculated in the same manner as described in Columns (c) above.
Column (f). For the relevant fiscal year, represents the cumulative total stockholder return (TSR) of the Company for the measurement periods ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively.
Column (g). For the relevant fiscal year, represents the cumulative TSR of the S&P 1500 Composite 1500 / Electronic Equipment Instruments & Components Index, a published industry index ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively.
Column (h). Reflects “net income” as reported in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020. As disclosed in the Annual Report, 2022 figures include significant inventory related charges, impairment of long-lived assets in Russia and restructuring charges in Russia.
Column (i). Company-selected Measure is net sales as reported in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.
Financial Performance Measures
As described in greater detail in "Compensation Discussion & Analysis” beginning on page 34 above, the guiding principles of our executive compensation philosophy and practices continue to be pay-for-performance, accountability for annual and long-term performance, alignment to stockholders’ interests and providing competitive pay to attract and retain executives. The most important financial measures used by the Company to link the Company's performance to compensation actually paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year performance are:
•Net Sales (annual incentive)
•Adjusted EBIT (annual incentive)
•Organic Revenue Growth (long-term incentive, PSUs)
•Operating Margin (long-term incentive, PSUs)
60     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Pay Versus Performance
Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships of “compensation actually paid” to our PEO(s) and other NEOs in 2020, 2021, 2022 and 2023 to (1) TSR of both the Company and the Peer Group TSR, (2) the Company’s net income and (3) the Company’s net sales. As noted above, Dr. Gapontsev (our sole PEO for 2020) did not receive long-term incentive compensation because of his significant level of common stock ownership which the independent directors believed provided him with sufficient incentives to act in the best long-term interest of our stockholders during the time he was an executive of the Company. Stockholders should consider this when evaluating the compensation actually paid to Dr. Gapontsev in 2020 and 2021.

Compensation Actually Paid vs. Total Shareholder Return
$200
$100
$—
Value of Fixed $100 Investment
$6,000
$4,000
$2,000
$—
Compensation Actually Paid ($000s)
2020
2021
2022
2023
Fiscal Year
CAP to PEOs (combined in 2021 only)
CAP to Non-PEO NEOs (avg)
IPGP TSR
Peer Group TSR

Pay Versus Performance

Compensation Actually Paid vs. Net Income
IPGP Net Income ($millions)
320
240
160
80
$6,000
$4,000
$2,000
$—
Compensation Actually Paid ($000s)
2020
2021
2022
2023
Fiscal Year
CAP to PEOs (combined in 2021 only)
CAP to Non-PEO NEOs (avg)
IPGP Net Income

Compensation Actually Paid vs. Net Sales
IPGP Net Sales ($millions)
$1,600
$1,400
$1,200
$1,000
Compensation Actually Paid ($000s)
$6,000
$4,000
$2,000
$—
2020
2021
2022
2023
Fiscal Year
CAP to PEOs (combined in 2021 only)
CAP to Non-PEO NEOs (avg)
IPGP Net Sales

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.
62     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Questions and Answers About the Meeting and Voting
When and Where Is the Annual Meeting?

WHEN: Tuesday, June 18, 2024, at 10:00 a.m. (Eastern Time)	WHERE: IPG Photonics Corporation 377 Simarano Drive Marlborough, Massachusetts 01752
What is the Purpose of These Materials?
The Board is soliciting proxies from our stockholders in connection with our annual meeting of stockholders to be held on Tuesday, June 18, 2024 and any and all adjournments thereof. This Proxy Statement and our Annual Report are first being made available to stockholders of record on or about May 9, 2024 at investor.ipgphotonics.com. Information on the website does not constitute part of this Proxy Statement. Unless otherwise noted, the information in this Proxy Statement covers our 2023 fiscal year, which ran from January 1, 2023 through December 31, 2023.
What Matters Am I Being Asked to Vote On at the Meeting and What Vote is Required to Approve Each Matter?
You are being asked to vote on three proposals.
Proposal 1 requests the election of directors named in this Proxy Statement. Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected. Only votes “for” or “against” are counted as votes cast with respect to a director. Abstentions and broker non-votes (as defined below) will have no effect on Proposal 1. To be elected in a “contested election” of directors, which our bylaws define as an election in which the number of nominees for director is greater than the number of directors to be elected, as determined as of the tenth day preceding the date the Company first mails its notice of meeting to stockholders, a director nominee must receive a plurality of the votes cast. The election of directors at the Annual Meeting is an uncontested election.
Proposal 2 requests the approval of our executive compensation. The affirmative vote of a majority of the shares which are present at the meeting in person or by proxy, and entitled to vote thereon, is required for approval of Proposal 2. Abstentions and broker non-votes will have no effect on Proposal 2. Proposal 2 is an advisory vote which means that it is not binding upon the Company.
Proposal 3 requests the ratification of the appointment of our independent registered public accounting firm for 2024. The affirmative vote of the holders of a majority of the outstanding shares which are present at the meeting in person or by proxy, and entitled to vote thereon, is required for approval of Proposal 3. Abstentions have the same effect as voting against Proposal 3. Because Proposal 3 is considered a “routine” matter, broker non-votes are not expected to occur with respect to this Proposal.
No business can be conducted at the Annual Meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. As far as we know, the only matters to be brought before the Annual Meeting are those referred to in this Proxy Statement. If any additional matters are presented at the Annual Meeting, the persons named as proxies may vote your shares in their discretion.
What Happens if a Director Nominee Fails to Receive a Majority Vote in an Uncontested Election at the Annual Meeting?
If a nominee who currently is serving as a director does not receive the affirmative vote of at least a majority of the votes cast in an uncontested election, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our bylaws, each incumbent director is required to submit a letter of resignation as a condition of becoming a nominee of the Board, with the resignation contingent upon not receiving a majority of the votes cast in an uncontested election and acceptance of the resignation by the Board. In such event, the NCGC (or another committee designated by the Board) would make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board would act on the tendered resignation, taking into account the committee’s recommendation, and would publicly disclose its decision regarding the resignation within 90 days after the

Questions and Answers About the Meeting and Voting
results of the election are certified. If the resignation is not accepted, the director would continue to serve until the next annual meeting of stockholders and until the director’s successor is elected and qualified.
Who Is Entitled to Vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you owned shares of IPG (directly or in “street name,” as defined below) as of the close of business on April 29, 2024, the record date for the Annual Meeting. On that date, 45,568,197 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. There is no cumulative voting with respect to any proposal.
What Do I Need to Do If I Plan to Attend the Annual Meeting in Person?
If you plan to attend the Annual Meeting in person, you must provide proof of your ownership of our common stock and a form of personal identification, such as a driver’s license, for admission to the Annual Meeting. If you are a stockholder of record, the top half of your proxy card is your admission ticket and will serve as proof of ownership. If you hold your shares in street name, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you hold your shares in street name and you also wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from your bank or broker. We will not admit to the meeting persons or entities not having the required proof of ownership.
What Is the Difference Between Holding Shares Directly as a Stockholder of Record and Holding Shares in “Street Name” at a Bank or Broker?
Most of our stockholders hold their shares directly through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are differences between shares held of record and those held in “street name.”
Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare, N.A., you are considered the stockholder of record with respect to those shares, and the Proxy Statement and Annual Report were sent directly to you. As the stockholder of record, you have the right to vote your shares as described herein.
“Street Name” Stockholder: If your shares are held by a bank, broker or other nominee on your behalf, you are considered the beneficial owner of shares held in “street name,” and the Proxy Statement and Annual Report were forwarded to you by your bank, broker or other nominee who is considered the stockholder of record with respect to those shares. Your bank, broker or other nominee sent to you, as the beneficial owner, a document describing the procedure for voting your shares. You should follow the instructions provided by your bank, broker or other nominee to vote your shares. You are also invited to attend the Annual Meeting. However, if you wish to be able to vote at the meeting, you must obtain a proxy card, executed in your favor, from your bank, broker or other nominee.
What Does it Mean to Give a Proxy?
Your properly completed proxy/voting instruction card will appoint Eugene Scherbakov and Angelo P. Lopresti as proxy holders or your representatives to vote your shares in the manner directed therein by you. Dr. Scherbakov is our CEO. Mr. Lopresti is our Senior Vice President, General Counsel and Secretary. Your proxy permits you to direct the proxy holders to vote “For,” “Against,” or “Abstain” for each of the proposals included in this Proxy Statement.
All of your shares entitled to vote and represented by a properly completed proxy or voting instruction received prior to the Annual Meeting and not revoked will be voted at the meeting in accordance with your instruction.
64     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Questions and Answers About the Meeting and Voting
What Happens If I Sign, Date and Return My Proxy But Do Not Specify How I Want My Shares Voted on One of the Proposals?
Stockholder of Record: Your proxy will be counted as a vote “For” all of the nominees for director (Proposal 1), "For" approval of the advisory vote on our executive compensation (Proposal 2), “For” the ratification of the appointment of our independent registered public accounting firm (Proposal 3).
“Street Name” Stockholder: Your bank, broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, such as the vote to ratify the appointment of our independent registered public accounting firm (Proposal 3), but not on non-routine matters, such as Proposals 1 and 2. Accordingly, if you do not give your bank, broker or nominee specific instructions with respect to Proposal 3, your shares will be voted in such entity’s discretion (but only with respect to Proposal 3). We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all of your shares may be voted at the Annual Meeting.
Can I Change My Vote Before the Annual Meeting?
You can change your vote at any time before your proxy is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote), by revoking your proxy by written notice to the Secretary of IPG, or by voting in person at the Annual Meeting. If you choose to revoke your proxy by attending the Annual Meeting, you must vote your shares for revocation to be effective. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person.
If your shares are held in street name, please refer to the information forwarded by your bank, broker or nominee for procedures on changing your voting instructions.
Is the Proxy Statement Available on the Internet?
Yes. We are delivering this Proxy Statement and the Annual Report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. On or about May 9, 2024, we will mail to our stockholders a Notice containing instruction on how to access this Proxy Statement and the Annual Report and to vote via the Internet or by telephone. Stockholders can view these documents on the Internet by accessing the website at investor.ipgphotonics.com.
What Does it Mean If I Receive More Than One Notice of Internet Availability of Proxy Materials?
You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card.
To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
Who Is Soliciting My Proxy and Who is Paying for the Cost of This Proxy Solicitation?
The Board is soliciting your proxy to vote at the Annual Meeting. IPG will bear the expense of preparing, posting to the Internet, printing and mailing proxy materials, as well as the cost of any required solicitation. We may also reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of our stock and obtaining their proxies. In addition to the mailing of proxy materials, the solicitation of proxies may be made in person, by telephone, or by electronic communication by our directors, officers or employees, without additional compensation, on our behalf.

Questions and Answers About the Meeting and Voting
Who Counts the Votes?
We have engaged Computershare, N.A. as our independent agent to receive and tabulate stockholder votes. Computershare, N.A. will separately tabulate “For” and “Against” votes, abstentions and broker non-votes. Computershare, N.A. will also act as independent election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the DGCL.
How Can I Vote?
Most stockholders have a choice of voting in one of four ways:
•via the Internet
•using a toll-free telephone number
•completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided or
•in person at the meeting.
The telephone and Internet voting facilities for stockholders of record will close at 10:00 a.m. Eastern Time on June 18, 2024. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.
If you hold your shares in “street name,” your bank, broker or other nominee will send you a separate package describing the procedures and options for voting your shares. Please read this information carefully. The availability of telephone and Internet voting for "street name" holders will depend on the voting processes of your broker, bank or other nominee. Therefore, the Company recommends you follow the voting instructions in the materials you receive. If you hold your shares in “street name,” and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in “street name” at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive.
What Is the Quorum Required to Transact Business?
At the close of business on April 29, 2024, the record date, there were 45,568,197 shares of our common stock outstanding. Our bylaws require that a majority of our common stock be represented, in person or by proxy, at the Annual Meeting in order to constitute the quorum we need to transact business at the meeting. We will count broker non-votes and proxies marked “abstain” as present in determining whether a quorum exists.
66     NOTICE OF 2024 ANNUAL MEETING AND PROXY STATEMENT

Additional Information
2025 Annual Meeting and Nominations
Stockholders may present proposals for action at a future meeting and nominations for director if they comply with applicable SEC rules and our bylaws. Proposals and director nominations must be received by our Corporate Secretary at IPG Photonics Corporation, 377 Simarano Drive, Marlborough, Massachusetts 01752.
Matters for Inclusion in the Proxy Materials for the 2025 Annual Meeting of Stockholders. If you would like us to consider including a proposal in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, it must be received by our Secretary on or before January 9, 2025.
Matters for Consideration at the 2025 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials. If you would like to present a proposal at the 2025 annual meeting of stockholders, but not to have such proposal included in our proxy statement relating to that meeting, such proposal or nomination must be received by our Secretary not earlier than February 18, 2025 and not later than March 20, 2025.
Nominations of Individuals for Election as Directors at the 2025 Annual Meeting of Stockholders, but not Included in the Proxy Materials. If you would like to nominate a director next year, but not to have such nominee included in our proxy statement relating to that meeting, such nomination must be received by our Corporate Secretary not earlier than February 18, 2025 and not later than March 20, 2025.
Nominations of Individuals for Election as Directors at the 2025 Annual Meeting of Stockholders Using Proxy Access. A stockholder, or group of up to 20 stockholders, that has owned at least three percent of the Company’s outstanding common stock continuously for at least three years through the dates specified in the Company’s bylaws may nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two director nominees or 20 percent of the number of directors up for election, provided that the stockholder(s) and nominee(s) satisfy the requirements in specified in our bylaws. Notice of proxy access director nominees must be received by our Secretary not earlier than December 10, 2024 and not later than January 9, 2025.
Additional Requirements. Our bylaws contain specific requirements regarding a stockholder’s ability to nominate a director or to submit a proposal for consideration at an upcoming meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b). A stockholder who wishes to nominate a director or to submit a proposal for consideration is encouraged to read our bylaws carefully and to seek independent counsel about our bylaws and SEC requirements. If the NCGC or the Board determines that any nomination or proposal made by a stockholder was not made in accordance with the Company’s procedures, the rules and regulations of the SEC or other applicable laws or regulations, such nomination or proposal would be void. If you would like a copy of the requirements contained in our bylaws, please contact our Secretary.
No Incorporation by Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the Compensation Committee Report and the Audit Committee Report contained in this Proxy Statement specifically are not incorporated by reference into any of our other filings with the SEC, are not to be deemed soliciting materials or subject to the liabilities of Section 18 of the Exchange Act. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Stockholders Sharing the Same Address
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding.” This procedure reduces the environmental impact of our annual meeting and the costs of printing and mailing. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. If you wish to receive a separate copy of the Proxy Statement and annual report or if you wish to receive separate copies of future annual reports and proxy statements, then call 877-373-6374.
If you hold your shares in “street name,” contact your bank or broker to request information about how to eliminate duplicate mailings.

IPG PHOTONICS®

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by June 18, 2024 at 10:00 A.M. ET

Online
Go to **www.investorvote.com/ipgp** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ipgp

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of eleven Directors:

Nominee	For	Against	Abstain
01 - Gregory Beecher	☐	☐	☐
02 - Michael Child	☐	☐	☐
03 - Jeanmarie Desmond	☐	☐	☐
04 - Gregory Dougherty	☐	☐	☐
05 - Mark Gitin, Ph.D.	☐	☐	☐
06 - Kolleen Kennedy	☐	☐	☐
07 - Eric Meurice	☐	☐	☐
08 - Natalia Pavlova	☐	☐	☐
09 - John Peeler	☐	☐	☐
10 - Eugene Scherbakov, Ph.D.	☐	☐	☐
11 - Agnes Tang	☐	☐	☐

Proposal	For	Against	Abstain
2. Advisory Approval of our Executive Compensation	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. Please Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03XSSD

Proxy Card

2024 Annual Meeting Admission Ticket

2024 Annual Meeting of Stockholders
IPG Photonics Corporation

377 Simarano Drive
Marlborough, MA 01752

June 18, 2024 10:00am ET

Upon arrival, please present this admission ticket and photo identification at the registration desk.

If you plan to attend the annual meeting, please bring this admission ticket with you.
This ticket admits a stockholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses and briefcases are subject to inspection. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the lobby area. No personal items, with the exception of purses, may be carried into the meeting area.

From the East
Travel the Mass Turnpike I-90 West to I-495 N Portsmouth NH Exit 106. Travel I-495 N to Simarano Dr. - Marlboro/Southboro Exit 62. Continue straight (following signs for Southboro) for approximately 495 feet and IPG Photonics Corporation is located straight ahead through the traffic lights (stay in the right lane to continue straight into the parking lot).

From the West
Travel the Mass Turnpike I-90 East to I-495 N Portsmouth NH Exit 106. Travel I-495 N to Simarano Dr. - Marlboro/Southboro Exit 62. Continue straight (following signs for Southboro) for approximately 495 feet and IPG Photonics Corporation will be straight ahead through the traffic lights (stay in the right lane to continue straight into the parking lot).

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ipgp

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — IPG Photonics Corporation

Notice of 2024 Annual Meeting of Stockholders

377 Simarano Drive Marlborough, MA 01752

Proxy Solicited by Board of Directors for Annual Meeting - June 18, 2024

John Peeler and Angelo P. Lopresti, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of IPG Photonics to be held on June 18, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐